UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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☐	Definitive Proxy Statement

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Nabi Biopharmaceuticals
(Name of Registrant as Specified in its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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SUPPLEMENT DATED SEPTEMBER 25, 2012

(To Proxy Statement Dated August 7, 2012)

ADDITIONAL CASH FOR DISTRIBUTION TO NABI STOCKHOLDERS

ADJUSTMENT TO EXCHANGE RATIO

DATE OF RECONVENED SPECIAL MEETING: OCTOBER 22, 2012

SECOND AMENDMENT TO TRANSACTION AGREEMENT

PROPOSED TRANSACTION—YOUR VOTE IS VERY IMPORTANT

On August 7, 2012, Nabi Biopharmaceuticals (“Nabi”) distributed to Nabi stockholders of record as of August 3, 2012 a proxy statement, dated August 7, 2012, relating to a special meeting of Nabi stockholders called for the purpose of considering proposals relating to the Merger Implementation Agreement (the “Transaction Agreement”), dated as of April 22, 2012, and amended as of August 6, 2012, by and between Nabi and Biota Holdings Limited (“Biota”). Pursuant to the Transaction Agreement, Nabi will acquire all of the outstanding shares of Biota in exchange for shares of Nabi common stock, and Biota will become a wholly-owned subsidiary of Nabi (the “Transaction”).

Nabi is pleased to report that on September 17, 2012, Nabi and Biota entered into a Second Amendment Deed to the Transaction Agreement (the “Amendment”) in order to revise certain terms of the Transaction. The revised Transaction terms include (1) an increase in the amount of cash available for distribution to Nabi stockholders prior to completion of the Transaction and (2) a collar mechanism pursuant to which the number of shares of Nabi common stock that Biota stockholders will receive in the Transaction is linked to Biota’s stock price. Nabi and Biota agreed to the revised Transaction terms in part to address the fact that, since the Transaction was first announced in April 2012, the market value of Biota’s outstanding shares has declined. After careful consideration, Nabi’s board of directors approved the Amendment to the Transaction Agreement on September 17, 2012.

The special meeting was convened and adjourned on September 24, 2012 due to the absence of a quorum. The special meeting will be reconvened at The Bethesda Marriott Hotel, 5151 Pooks Hill Road, Bethesda, Maryland 20814 on October 22, 2012, at 4:30 p.m. local time in order to provide Nabi stockholders with sufficient time and opportunity to consider the amended terms of the Transaction, as described in this supplement.

Mangrove Partners Fund, L.P. and certain of its affiliates (collectively, “Mangrove”), which own approximately 4% of the outstanding shares of Nabi common stock and had previously opposed the Transaction, have entered into a support agreement with Nabi pursuant to which Mangrove has agreed to terminate its solicitation in opposition to the Transaction and to support the Transaction, as amended.

We are sending you this supplement to the proxy statement dated August 7, 2012 to provide you with additional information regarding, among other things, the Amendment and the revised Transaction terms, and to inform you that the reconvened special meeting for the purpose of considering and voting upon the Transaction proposals will be held on October 22, 2012.

Nabi’s board of directors has unanimously reaffirmed its belief that the Transaction and the related transactions are advisable and in the best interests of Nabi and its stockholders, and unanimously recommends that you vote “FOR” each of the proposals to be considered at the reconvened special meeting.

We urge you to read this supplement carefully, including the Amendment, a copy of which is attached as Annex S-A to this supplement. We also urge you, if you have not done so already, to read the proxy statement dated August 7, 2012, including the Transaction Agreement, a copy of which is attached as Annex A thereto. In particular, you should carefully consider the matters discussed under “Risk Factors” beginning on page 31 of the proxy statement and “Update to Risk Factors” beginning on page S-26 of this supplement. If you would like additional copies of the proxy statement or this supplement or would like to obtain more information about Nabi from documents Nabi has filed with the U.S. Securities and Exchange Commission, see “Where You Can Find More Information” beginning on page S-54 of this supplement.

Your vote is important.

The Transaction cannot be completed unless the proposals to approve the amendments to the Nabi certificate of incorporation to increase the number of authorized shares and to change the name of the company are approved by the affirmative vote of the holders of a majority of the outstanding shares of Nabi’s common stock entitled to vote thereon, and the proposal to approve the issuance of Nabi common stock to Biota stockholders in the Transaction is approved by the affirmative vote of the holders of a majority of the votes cast on the proposal at the reconvened special meeting. Whether or not you plan to attend the reconvened special meeting, if you have not previously voted the WHITE proxy card or wish to revoke or change your vote, please promptly vote your shares by completing, signing and dating the enclosed WHITE proxy card or WHITE voting instruction form and returning it in the postage-paid envelope provided, or by voting over the telephone or via the Internet as instructed in this supplement and the proxy statement. If you sign, date and mail your WHITE proxy card without indicating how you wish to vote, your vote will be counted as a vote “FOR” each of the Transaction proposals.

If you have any questions or need assistance voting your WHITE proxy card, you can contact Morrow & Co., LLC, Nabi’s proxy solicitation agent, at (203) 658-9400 or toll-free at (800) 607-0088.

Thank you for your cooperation and continued support.

Sincerely,

Raafat E.F. Fahim, Ph.D.
President and Chief Executive Officer

This supplement is dated September 25, 2012 and, together with the WHITE proxy card or WHITE voting instruction form, is first being mailed or otherwise distributed to Nabi stockholders on or about September 26, 2012.

12270 Wilkins Avenue

Rockville, Maryland 20852

NOTICE OF

RECONVENED SPECIAL MEETING OF STOCKHOLDERS

To Be Held On October 22, 2012

Nabi Biopharmaceuticals (“Nabi”) will reconvene its special meeting of stockholders, which was previously convened and adjourned on September 24, 2012, at The Bethesda Marriott Hotel, 5151 Pooks Hill Road, Bethesda, Maryland 20814 on October 22, 2012, at 4:30 p.m. local time, for the purpose of considering and voting upon the following proposals:

1.	to approve an amendment to the Nabi Restated Certificate of Incorporation (the “Nabi certificate of incorporation”) to increase the authorized shares of Nabi common stock from 125,000,000 shares to 200,000,000 shares;

2.	to approve an amendment to the Nabi certificate of incorporation to change the name of Nabi from “Nabi Biopharmaceuticals” to “Biota Pharmaceuticals, Inc.”;

3.	to approve an amendment to the Nabi certificate of incorporation to effect a reverse stock split of Nabi common stock at any time prior to December 31, 2012 at a ratio ranging from four-to-one to eight-to-one, as determined by Nabi’s board of directors in its sole discretion;

4.	to approve the issuance of shares of Nabi common stock to Biota stockholders contemplated by the Merger Implementation Agreement (the “Transaction Agreement”), dated as of April 22, 2012, as amended, by and between Nabi and Biota Holdings Limited (“Biota”), pursuant to which Nabi will acquire all of the outstanding shares of Biota in exchange for shares of Nabi common stock, and Biota will become a wholly-owned subsidiary of Nabi (the “Transaction”);

5.	to approve, on an advisory (non-binding) basis, the compensation payable to certain executive officers of Nabi under existing arrangements in connection with the Transaction; and

6.	to approve one or more adjournments of the special meeting, if necessary or appropriate, including adjournments to permit further solicitation of proxies if there are insufficient votes at the time of the reconvened special meeting to approve any of proposals 1 through 4.

Nabi’s board of directors has unanimously reaffirmed its belief that the Transaction and the related transactions are advisable and in the best interests of Nabi and its stockholders, and unanimously recommends that you vote “FOR” each of the proposals described above at the reconvened special meeting.

Your vote is important.

Each of the proposals to be considered and voted upon at the reconvened special meeting is subject to a separate vote by Nabi’s stockholders. The Transaction cannot be completed unless the proposals to approve the amendments to the Nabi certificate of incorporation to increase the number of authorized shares and to change the name of the company are approved by the affirmative vote of the holders of a majority of the outstanding shares of Nabi’s common stock entitled to vote thereon, and the proposal to approve the issuance of Nabi common stock to Biota stockholders in the Transaction is approved by the affirmative vote of the holders of a majority of the votes cast on the proposal at the reconvened special meeting. Whether or not you plan to attend the reconvened special meeting, if you have not previously voted the WHITE proxy card or wish to revoke or change your vote, please promptly vote your shares by completing, signing and dating the enclosed WHITE proxy card or WHITE voting instruction form and returning it in the postage-paid envelope provided, or by voting over the telephone or via the Internet as instructed in this supplement and the proxy statement dated August 7, 2012. If you sign, date and mail your WHITE proxy card without indicating how you wish to vote, your vote will be counted as a vote “FOR” each of the proposals described above.

The record date for the reconvened special meeting is August 3, 2012, which is the same as the record date for the special meeting that was convened and adjourned on September 24, 2012. Only holders of Nabi common stock of record as of the close of business on August 3, 2012 are entitled to notice of, and to vote at, the reconvened special meeting or any adjournment or postponement thereof. If you previously delivered a properly executed WHITE proxy card, WHITE voting instruction form or voted over the telephone or via the Internet for the special meeting that was convened and adjourned on September 24, 2012, and you did not subsequently revoke that proxy, Nabi intends to vote your proxy at the reconvened special meeting in the manner you specified. Accordingly, you do not need to do anything if you previously submitted a proxy and do not wish to revoke or change your vote.

Instructions on the different ways to vote are found on the enclosed WHITE proxy card or WHITE voting instruction form. Please vote each and every WHITE proxy card or WHITE voting instruction form you receive. You may revoke your proxy at any time before it is voted at the reconvened special meeting by following the procedures set forth in the proxy statement dated August 7, 2012 and on page S-33 of this supplement. If you would like additional copies of the proxy statement, see “Where You Can Find More Information” beginning on page S-54 of this supplement.

If you have any questions or need assistance voting your WHITE proxy card, you can contact Morrow & Co., LLC, Nabi’s proxy solicitation agent, at (203) 658-9400 or toll-free at (800) 607-0088.

By Order of the Board of Directors,

Constantine Alexander Secretary

Rockville, Maryland

September 25, 2012

IMPORTANT VOTING INSTRUCTIONS

Your vote is important, no matter how many shares you own. Nabi Biopharmaceuticals urges you to sign, date, and return the enclosed WHITE proxy card today.

•	If your shares of Nabi common stock are registered in your own name, please sign and date the enclosed WHITE proxy card and return it in the enclosed postage-paid envelope today.

•

If your shares of Nabi common stock are held with a broker, you are considered the beneficial owner of the shares, and this supplement, together with a WHITE voting instruction form, are being forwarded to you by your broker. Your broker cannot vote your shares of Nabi common stock on your behalf without your instructions. Please sign, date and return the WHITE voting instruction form in the enclosed postage-paid envelope today.

•

Whether your shares of Nabi common stock are registered in your own name or held with a broker, you should be able to vote either via the Internet or by toll-free telephone. In order to vote via the Internet or toll-free telephone, you will need your “control number.” Your “control number” appears on your WHITE proxy card and/or WHITE voting instruction form. Please refer to the enclosed instructions on how to vote electronically.

Please vote each and every WHITE proxy card or WHITE voting instruction form you receive.

If you previously delivered a properly executed WHITE proxy card, WHITE voting instruction form or voted over the telephone or via the Internet for the special meeting that was convened and adjourned on September 24, 2012, and you did not subsequently revoke that proxy, Nabi intends to vote your proxy at the reconvened special meeting in the manner you specified. Accordingly, you do not need to do anything if you previously submitted a proxy and do not wish to revoke or change your vote.

If you have any questions or need assistance voting your WHITE proxy card, please contact:

Brokers call collect: (203) 658-9400

Stockholders call toll free: (800) 607-0088

E-mail: nabi.info@morrowco.com

i

ANNEXES

Annex S-A	Second Amendment Deed to the Transaction Agreement

ii

UPDATE TO SUMMARY

On August 7, 2012, Nabi Biopharmaceuticals (“Nabi”) distributed to Nabi stockholders of record as of August 3, 2012 a proxy statement, dated August 7, 2012, in connection with the solicitation of proxies by Nabi’s board of directors for use at a special meeting to be held on September 24, 2012. Such special meeting was convened and adjourned on September 24, 2012 due to the absence of a quorum. The purpose of the special meeting was for Nabi’s stockholders to consider and vote upon certain proposals in connection with the transaction contemplated by the Merger Implementation Agreement, dated as of April 22, 2012, as amended as of August 6, 2012 (the “Transaction Agreement”), by and among Nabi and Biota Holdings Limited, a Melbourne, Australia company (“Biota”), pursuant to which each outstanding ordinary share of Biota capital stock will be acquired by Nabi in exchange for newly issued shares of Nabi common stock pursuant to a scheme of arrangement under Australian corporate law, and Biota will become a wholly-owned subsidiary of Nabi (the “Transaction” or the “scheme of arrangement”).

On September 17, 2012, Nabi and Biota entered into a Second Amendment Deed to the Transaction Agreement (the “Amendment”) in order to revise certain terms of the Transaction. This supplement to the proxy statement dated August 7, 2012 provides additional information regarding, among other things, the Amendment and the revised Transaction terms. The information provided in the proxy statement is incorporated by reference herein except as described in the following sentence. To the extent information in this supplement differs from, updates or conflicts with information contained in the proxy statement, the information in this supplement governs. If you would like additional copies of the proxy statement, see “Where You Can Find More Information” beginning on page S-54 of this supplement.

In order to provide Nabi stockholders with sufficient time and opportunity to consider the amended terms of the Transaction, as described in this supplement, the special meeting was adjourned until October 22, 2012, at 4:30 p.m. local time. The special meeting will be reconvened at The Bethesda Marriott Hotel, 5151 Pooks Hill Road, Bethesda, Maryland 20814. The purpose of the reconvened special meeting is for Nabi stockholders to consider and vote upon certain proposals in connection with the Transaction contemplated by the Transaction Agreement, as amended by the Amendment.

The following summary highlights selected information in this supplement and may not contain all of the information that may be important to you. Accordingly, you are urged to read carefully the entire supplement, including the Amendment, a copy of which is attached as Annex S-A to this supplement, and the proxy statement dated August 7, 2012, including the annexes thereto, and the other documents to which this supplement and the proxy statement refer you in order for you to fully understand the Transaction. See “Where You Can Find More Information” beginning on page S-54 of this supplement. Each item in this summary refers to the page of this supplement on which that subject is discussed in more detail.

The functional currency of Nabi is the United States (“U.S.”) dollar. Unless otherwise specified, all references to “dollars,” “$,” or “U.S.$” shall mean U.S. dollars. Biota uses the Australian dollar (“A$”) as its functional currency.

Special Meeting of Nabi Stockholders

The Reconvened Special Meeting (see page S-31)

The reconvened special meeting will be held on October 22, 2012 at 4:30 p.m. local time at The Bethesda Marriott Hotel, 5151 Pooks Hill Road, Bethesda, Maryland 20814. At the reconvened special meeting, Nabi stockholders will be asked to consider and vote upon the following proposals in connection with the Transaction:

1.	to approve an amendment to the Nabi Restated Certificate of Incorporation (the “Nabi certificate of incorporation”) to increase the authorized shares of Nabi common stock from 125,000,000 shares to 200,000,000 shares;

2.	to approve an amendment to the Nabi certificate of incorporation to change the name of Nabi from “Nabi Biopharmaceuticals” to “Biota Pharmaceuticals, Inc.”;

3.	to approve an amendment to the Nabi certificate of incorporation to effect a reverse stock split of Nabi common stock at any time prior to December 31, 2012 at a ratio ranging from four-to-one to eight-to-one, as determined by Nabi’s board of directors in its sole discretion;

4.	to approve the issuance of shares of Nabi common stock to Biota stockholders contemplated by the Transaction Agreement, as amended, pursuant to which Nabi will acquire all of the outstanding shares of Biota in exchange for shares of Nabi common stock, and Biota will become a wholly-owned subsidiary of Nabi;

5.	to approve, on an advisory (non-binding) basis, the compensation payable to certain executive officers of Nabi under existing arrangements in connection with the Transaction; and

6.	to approve one or more adjournments of the special meeting, if necessary or appropriate, including adjournments to permit further solicitation of proxies if there are insufficient votes at the time of the special meeting to approve any of proposals 1 through 4.

Proposals 1, 2 and 3 are collectively referred to herein as the “Charter Amendment Proposals.” Proposals 1, 2 and 4 are collectively referred to herein as the “Transaction Proposals.”

Record Date for the Special Meeting (see page S-31)

The record date for the reconvened special meeting is August 3, 2012, which is the same as the record date for the special meeting that was convened and adjourned on September 24, 2012. Only holders of Nabi common stock of record as of the close of business on August 3, 2012 are entitled to notice of, and to vote at, the reconvened special meeting or any adjournment or postponement thereof.

Recommendation of the Nabi Board of Directors (see page S-38)

Nabi’s board of directors has unanimously reaffirmed its belief that the Transaction and the related transactions are advisable and in the best interests of Nabi and its stockholders. Accordingly, Nabi’s board of directors unanimously recommends that you vote “FOR” each of the proposals to be considered and voted upon at the reconvened special meeting. In connection with its decision to recommend that you vote “FOR” each of the proposals, Nabi’s board of directors has determined that it is advisable and in the best interests of Nabi and its stockholders to adopt each amendment to the Nabi certificate of incorporation and to issue the Nabi shares in connection with the Transaction. See “Update to the Transaction—Nabi Reasons for the Transaction” beginning on page S-38 of this supplement and “Update to the Transaction—Recommendation of the Nabi Board of Directors” beginning on page S-38 of this supplement for more information about the factors considered by Nabi’s board of directors.

Support of the Transaction by Mangrove (see page S-31)

Mangrove Partners Fund, L.P. and certain of its affiliates (collectively, “Mangrove”), which own approximately 4% of the outstanding shares of Nabi common stock and had previously opposed the Transaction, have entered into a support agreement with Nabi pursuant to which Mangrove has agreed to terminate its solicitation in opposition to the Transaction and to support the Transaction, as amended, and to vote all of the shares of Nabi common stock owned by it in accordance with the recommendation of Nabi’s board of directors on each of the proposals set forth in the Nabi definitive proxy materials in connection with the Transaction. Mangrove has also made a public announcement that, in light of the support agreement entered into between Nabi and Mangrove, it will not vote any green proxy cards at the reconvened special meeting, or at any adjournments or postponements thereof. Under the support agreement, Nabi has agreed to reimburse Mangrove for costs associated with its proxy solicitation of up to an aggregate amount of $100,000.

Recent Developments

Recent Developments About Nabi

As of August 31, 2012, Nabi’s cash balance (consisting of cash, cash equivalents and marketable securities) was $67.2 million.

Recent Developments About Biota

On August 22, 2012, Biota announced financial information for the fiscal year ended June 30, 2012 in accordance with International Financial Reporting Standards. The following commentary reflects this information adjusted to U.S. generally accepted accounting principles (U.S. GAAP).

Revenues for fiscal year 2012 were A$19.8 million and net loss totaled A$18.6 million in the aggregate or 10 cents per diluted share. Revenues in fiscal year 2012 consisted of A$8.6 million of royalties, A$10.6 million of collaboration income from Biota’s five year contract with the U.S. Office of Biomedical Advanced Research and Development Authority (BARDA) and A$0.6 million of other income. Total costs and expenses for fiscal year 2012 totaled A$42.0 million, including A$15.9 million of research and development expenses and A$7.3 million of product development expenses. Biota ended fiscal year 2012 with A$52.9 million of cash, cash equivalents and marketable securities.

The Transaction

The Amended Transaction Agreement; Structure of the Transaction (see page S-44)

On April 22, 2012, Nabi and Biota entered into the Transaction Agreement, which was subsequently amended on August 6, 2012 and further amended by the Amendment on September 17, 2012. Under the Transaction Agreement, as amended, it was agreed that, subject to the terms and conditions set forth in the Transaction Agreement, Nabi would acquire all of the outstanding ordinary shares of Biota in accordance with a scheme of arrangement to be submitted for approval by the Supreme Court of Victoria, Australia. Subject to the terms and conditions set forth in the Transaction Agreement, each ordinary share of Biota capital stock will be exchanged for newly issued shares of Nabi common stock, and Biota will become a wholly-owned subsidiary of Nabi. Biota has represented to Nabi in the Transaction Agreement that, immediately prior to the completion of the Transaction, there will be no outstanding rights to acquire ordinary shares of Biota pursuant to any Biota equity incentive plan. Existing shares of Nabi common stock outstanding at the completion of the Transaction will remain outstanding. In connection with the Transaction, Nabi will change its name to “Biota Pharmaceuticals, Inc.” but will remain listed on the NASDAQ Stock Market (either on the NASDAQ Global or the NASDAQ Global Select exchange) and headquartered in the U.S.

Pursuant to the Transaction Agreement, as amended by the Amendment, the actual number of shares of Nabi common stock to be issued to Biota stockholders in exchange for ordinary shares of Biota, and therefore the actual percentage ownership of the outstanding common stock of the combined company to be held by current Nabi stockholders, will be determined under a collar mechanism based on the volume-weighted average price (“VWAP”) of a Biota ordinary share on the Australian Securities Exchange (“ASX”) during the 10 trading days ending on the trading day prior to either the Nabi stockholder meeting or the Biota stockholder meeting to approve proposals related to the Transaction, whichever one takes place first (the “ten day VWAP”), as converted into U.S. dollars. (Under the terms of the Amendment, certain types of trades in Biota ordinary shares that are based on pre-negotiated prices are excluded for purposes of measuring the VWAP.) The collar range consists of a ten day VWAP equal to or greater than A$0.62 and equal to or less than A$0.86. The exchange rate used to convert the ten day VWAP from Australian to U.S. dollars will be the historical daily exchange rate of the Australian dollar against the U.S. dollar on each corresponding day of the ten day VWAP, as published by the Reserve Bank of Australia. The actual exchange ratio will be computed pursuant to a formula set forth in the Amendment at the time the ten day VWAP has been determined. It is expected that Nabi’s reconvened stockholder meeting to approve proposals related to the Transaction will occur first. Nabi intends to issue a press release which will disclose the exchange ratio promptly after the ten day VWAP has been computed on the trading day (currently expected to be October 19, 2012) prior to the reconvened special meeting.

If the ten day VWAP is equal to or greater than A$0.62 or equal to or less than A$0.86, the exchange ratio will be based on the actual ten day VWAP. If the ten day VWAP is less than A$0.62, Nabi may terminate the Transaction Agreement, as amended. If Nabi does not exercise its right to terminate the Transaction Agreement, then the exchange ratio will be based on a specified ten day VWAP of A$0.62. If the ten day VWAP is greater than A$0.86, Biota may terminate the Transaction Agreement, as amended. If Biota does not exercise its right to terminate the Transaction Agreement, then the exchange ratio will be based on a specified ten day VWAP of A$0.86. Neither Nabi nor Biota will be required to pay a break fee to the other party for terminating the Transaction Agreement as described above.

For purposes of illustration only, utilizing the collar range of the ten day VWAP described above and the average of the historical daily exchange rates during the ten trading days ending on September 17, 2012 (the day on which Nabi and Biota entered into the Amendment), which is equal to U.S.$1.00 to A$0.9637, each ordinary share of Biota will be transferred to Nabi in exchange for between approximately 0.685901587 and approximately 0.951411879 shares of Nabi common stock. As a result, shares of Nabi common stock issued to former Biota stockholders will represent between approximately 81.3% and 85.8% of the outstanding common stock of the combined company and shares of Nabi common stock held by current Nabi stockholders will represent between approximately 14.2% and 18.7% of the outstanding common stock of the combined company.

As an additional example, utilizing the actual ten day VWAP during the ten trading days ending on September 17, 2012 (the day on which Nabi and Biota entered into the Amendment), which is equal to A$0.7055, and the actual historical exchange rates during the same period, applied on a daily basis, each ordinary share of Biota will be transferred to Nabi in exchange for approximately 0.780554024 shares of Nabi common stock. As a result, shares of Nabi common stock issued to former Biota stockholders will represent approximately 83.2% of the outstanding common stock of the combined company and shares of Nabi common stock held by current Nabi stockholders will represent approximately 16.8% of the outstanding common stock of the combined company.

The table below shows additional examples based on the ten day VWAP during the ten trading days ending on September 17, 2012 and the bottom and the top of the collar range of A$0.62 and A$0.86:

Ten Day VWAP (A$)	Ten Day VWAP Converted to U.S.$(1)	Number of shares of Nabi common stock to be issued per Biota ordinary share	Total Number of shares of Nabi common stock to be issued to Biota stockholders	Ownership Percentage of the combined company by former Biota stockholders	Ownership Percentage of the combined company by Nabi stockholders
0.6200	0.643374000	0.685901587	128,539,785	81.3%	18.7%
0.7055	0.732157750	0.780554024	146,277,904	83.2%	16.8%
0.8600	0.892422000	0.951411879	178,297,122	85.8%	14.2%

(1)	Based on the actual historical daily exchange rates during the ten trading days ending on September 17, 2012, applied on a daily basis, the average of which is equal to U.S.$1.00 to A$0.9637.

The above examples are for illustration purposes only. The actual exchange ratio and the numbers of shares of Nabi common stock to be issued to Biota stockholders at the completion of the Transaction will depend on the actual ten day VWAP prior to either the Nabi stockholder meeting or the Biota stockholder meeting to approve proposals related to the Transaction, whichever one takes place first and the actual historical daily exchange rate during the same period as set forth in the Amendment. Therefore, the numbers used in the examples above may differ from the actual numbers due to movements in Biota’s share price and the U.S.$/A$ exchange rate between September 17, 2012 and the trading day prior to the first of the stockholder meetings. See “Update to Risk

Factors” beginning on page S-26 of this supplement for more information on the currently unknown variables and the risks related to the exchange ratio.

The number of shares of common stock that Nabi expects to issue in the Transaction has significantly increased as a result of the reduction, pursuant to the Amendment, of the amount of cash to be contributed by Nabi to the combined company from $54 million to $27 million. Nabi previously expected that it would issue up to approximately 84.09 million shares of Nabi common stock in the Transaction. Pursuant to the amended terms of the Transaction, Nabi expects that it will instead issue between approximately 128.54 million and approximately 178.30 million shares (not taking into account the effect of the proposed reverse stock split) of Nabi common stock in the Transaction, as set forth in the table above, assuming an exchange rate of U.S.$1.00 to A$0.9637 and based on the collar range of the ten day VWAP.

Nabi plans to implement the reverse stock split with respect to its common stock prior to the completion of the Transaction, subject to the approval by Nabi stockholders at the reconvened special meeting. Nabi has not yet determined at what time it will implement the reverse stock split, and such reverse stock split may occur at any time prior to the completion of the Transaction. If the reverse stock split is implemented prior to the completion of the Transaction, and assuming that 0.780554024 shares of Nabi common stock will be issued in exchange for each outstanding ordinary share of Biota, the number of shares of Nabi common stock to be issued to Biota stockholders would be in the range of approximately 53.13 million to 26.57 million, depending on the actual reverse stock split ratio determined by Nabi’s board of directors.

A copy of the Amendment is attached as Annex S-A to this supplement, and a copy of the Transaction Agreement is attached as Annex A to the proxy statement dated August 7, 2012 previously distributed to you. Nabi encourages you to read the Transaction Agreement, as amended by the Amendment, carefully and in its entirety, as it is the principal legal document that governs the Transaction. If you would like additional copies of the proxy statement, see “Where You Can Find More Information” beginning on page S-54 of this supplement.

Directors and Executive Officers Following the Transaction (see page S-39)

Biota has entered into advanced discussions with Russell H. Plumb, the former President and Chief Executive Officer of Inhibitex, Inc., with a view to agreeing on the terms and conditions for the appointment of Mr. Plumb as the President and Chief Executive Officer of the combined company upon the successful completion of the Transaction. It is also expected that Mr. Plumb will be appointed as a director of the combined company. The terms, conditions and timing of Mr. Plumb’s potential employment with the combined company have not been finalized, as the Transaction is subject to certain conditions described in this supplement and in the proxy statement dated August 7, 2012 previously distributed to you. We cannot make any assurances at this time that Mr. Plumb will become the President and Chief Executive Officer of the combined company. For more information about Mr. Plumb, see “Update to the Transaction—Board of Directors and Management of the Combined Company Following the Transaction; Headquarters” beginning on page S-39 of this supplement. See also “The Transaction—Board of Directors and Management of the Combined Company Following the Transaction; Headquarters” beginning on page 76 of the proxy statement dated August 7, 2012 previously distributed to you for more information regarding the persons who will serve as directors of the combined company after the completion of the Transaction.

Material U.S. Federal Income Tax Consequences of the Transaction and Related Matters (see page S-41)

See “Update to Repurchase of Shares of Nabi Common Stock; Dividends and Distributions; Contingent Value Rights—Certain U.S. Federal Income Tax Consequences to U.S. Stockholders of Distributions of Cash and Contingent Value Rights” beginning on page S-41 of this supplement for a discussion of certain U.S. federal income tax consequences to U.S. stockholders of distributions of cash and contingent value rights.

Regulatory and Other Approvals (see page S-43)

Biota Stockholder Approval

Biota is expected to hold a special meeting of its stockholders on or about October 23, 2012 to consider and vote upon a resolution to approve the Transaction.

Repurchase of Shares of Nabi Common Stock; Dividends and Distributions (see page S-41)

Before completion of the Transaction, Nabi plans to return to its stockholders its remaining cash in excess of the $27 million required under the Transaction Agreement, as amended by the Amendment, to be held by Nabi at the completion of the Transaction after satisfying outstanding liabilities. Such distribution is expected to take the form of a dividend or return of capital, and currently is expected to be in the range of approximately $28 million to $31 million in the aggregate. The range of $28 million to $31 million represents the additional $27 million in cash to be distributed as a result of the Amendment, pursuant to which the amount of cash to be contributed to the combined company was reduced from $54 million to $27 million, plus estimated excess cash of between approximately $1 million and $4 million.

Considerations by the Nabi Board of Directors if the Transaction is Not Completed (see page S-40)

In the event that the Transaction is not completed, either because of the failure of either Nabi’s or Biota’s stockholders to approve the Transaction, or the failure of another condition to completion of the Transaction, Nabi’s board of directors will consider alternative strategic options available to Nabi. If Nabi’s board of directors determines that liquidation and dissolution is advisable, it will approve a plan of liquidation and dissolution and submit the plan to Nabi stockholders for their approval. Any stockholder meeting to consider such a plan likely would be held approximately three or four months after the termination of the Transaction Agreement. Thereafter, if the plan is approved by stockholders, Nabi believes it will take approximately three years to complete the dissolution and winding-up process and distribute all remaining assets to Nabi stockholders in accordance with the General Corporation Law of the State of Delaware (“DGCL”). The DGCL requires a dissolving company to continue its legal existence for a period of at least three years after the filing of a certificate of dissolution with the Secretary of State of the State of Delaware for the purpose of winding up its business and affairs.

Following stockholder approval of a plan of liquidation and dissolution and the filing of a certificate of dissolution in Delaware but prior to the completion of the dissolution and winding-up process, Nabi likely will make one or more initial or interim liquidating distributions to Nabi stockholders of a majority of Nabi’s remaining cash assets, which distribution amounts will depend on known, unknown, contingent and pending claims at the time of the distributions. Nabi currently estimates such initial or interim liquidating distributions to be approximately $1.51 to $1.68 per share of Nabi common stock in the aggregate (assuming no changes to the currently outstanding number of shares of Nabi common stock). The estimated range of the liquidating distributions described in the preceding sentence is based on Nabi having cash of $67.2 million as of August 31, 2012, less approximately $2 million of estimated operating expenses until October 31, 2012 and less approximately $13 million in the aggregate to pay, and make provision for, existing and known potential claims and liabilities, including severance payments and transaction-related fees and liabilities, expenses related to continuing operations during the liquidation process, including making required regulatory filings and the establishment of a mechanism for collecting and distributing any future distributions, milestone or royalty payments under existing agreements and any potential new agreements with respect to NicVAX® (Nicotine Conjugate Vaccine) and Phoslyra®. In addition, a reserve amount of approximately $5 million to $10 million in the aggregate would be set aside for the satisfaction of unknown future contingent and potential claims and liabilities in accordance with the DGCL. The amount remaining from the $5 million to $10 million reserve, if any, together with any other remaining assets, after satisfying Nabi’s remaining, actual, contingent or potential claims and liabilities will be distributed to the stockholders. Nabi currently is unable to predict the precise nature, amount or timing of the liquidating distributions described above. The range of the liquidating distributions and the other amounts referred to in this paragraph are preliminary estimates based on the information currently available to Nabi and are subject to change based on factors currently unknown to Nabi that may affect its remaining cash in the future, such as additional expenditures and/or liabilities. Therefore, the actual amounts of the liquidating distributions may be lower or higher than Nabi’s current estimates.

Questions

If you have additional questions about the Transaction or other matters discussed in this supplement or the proxy statement dated August 7, 2012 previously distributed to you, please contact Morrow & Co., LLC, Nabi’s proxy solicitation agent. The address of Morrow & Co., LLC is 470 West Avenue, Stamford, CT 06902. You can call Morrow & Co., LLC at (203) 658-9400 or toll-free at (800) 607-0088.

UPDATE TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial data is intended to show how the Transaction might have affected historical financial statements if the Transaction had been completed on January 1, 2011 for the purpose of the statement of operations and March 31, 2012 for the purpose of the balance sheet, and was prepared based on the historical financial results reported by Nabi and Biota. This data also includes the adjustments to reflect the shares of Nabi common stock purchased in Nabi’s issuer tender offer that expired on July 30, 2012. The information has been prepared in accordance with U.S. GAAP. It has been derived from and should be read in conjunction with the audited and unaudited historical financial statements of each of Nabi and Biota and the notes thereto, as well as the disclosures contained in each company’s Management’s Discussion and Analysis of Financial Condition and Results of Operations. For more information about Nabi and regarding how you can view Nabi’s periodic reports filed with the U.S. Securities and Exchange Commission (the “SEC”), see “Where You Can Find More Information” beginning on page S-54 of this supplement. For more information about Biota, see “Information About the Companies—Biota Management’s Discussion and Analysis of Financial Condition and Results of Operations” beginning on page 102 of the proxy statement dated August 7, 2012 previously distributed to you and the consolidated financial statements of Biota and the related notes to those financial statements included in Annex B to the proxy statement. The fiscal year end of the combined company is expected to be December 31.

The Transaction will be accounted for as a reverse acquisition under the acquisition method of accounting. Under the acquisition method of accounting, Biota will be treated as the accounting acquirer and Nabi will be treated as the “acquired” company for financial reporting purposes because, immediately upon completion of the Transaction, Biota’s stockholders prior to the Transaction will hold a majority of the voting interest of the combined company. In addition, the eight member board of directors of the combined company will be comprised of six of the current members of the Biota board of directors and therefore Biota’s current board of directors will possess majority control of the board of directors of the combined company. Members of the current management of Biota will be responsible for the management of the combined company and the majority of the combined company’s activities will be activities related to Biota’s current business.

The unaudited pro forma combined financial statements were prepared in accordance with the regulations of the SEC. The pro forma adjustments reflecting the completion of the Transaction and the Nabi issuer tender offer are based upon the acquisition method of accounting in accordance with U.S. GAAP, and upon the assumptions set forth in the notes to the unaudited pro forma combined financial statements.

The unaudited pro forma combined balance sheet as of March 31, 2012 combines the historical balance sheets of Nabi and Biota as of March 31, 2012 and gives pro forma effect to the Transaction and the Nabi issuer tender offer as if they had been completed on March 31, 2012.

The unaudited pro forma combined statement of operations for the three months ended March 31, 2012 combines the unaudited historical statements of operations of Nabi and Biota for their respective three-month periods ended March 31, 2012 and gives pro forma effect to the Transaction and the Nabi issuer tender offer as if they had been completed on January 1, 2011. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2011 combines the historical statements of operations of Nabi and Biota for their respective twelve months ended December 31, 2011 and gives pro forma effect to the Transaction and the Nabi issuer tender offer as if they had been completed on January 1, 2011. Statements of operations information is presented for the continuing operations of Nabi for all periods.

Unaudited Pro Forma Condensed Consolidated Financial Information

The tables presented below reflect the unaudited pro forma adjustments mentioned above to Nabi’s statement of operations for the year ended December 31, 2011 and the three-month period ended March 31, 2012 and to Nabi’s balance sheet as of March 31, 2012.

Unaudited Pro Forma Condensed Consolidated Statement of Operations

The accompanying notes on the following pages are an integral part of, and should be read together in connection with, these financial statements.

	Year ended December 31, 2011
	Nabi (A) U.S.$’000	Biota (B) U.S.$’000	Pro Forma Adjustments U.S.$’000	Note	Pro Forma Combined U.S.$’000
Revenue
Revenues from trading operations, net	14,838	11,867			26,705
Grant income	0	1,691			1,691

Expenses
Cost of services	(1,463)	(5,758)			(7,221)
Research and development	0	(18,977)			(18,977)
Product development	(17,765)	(10,097)			(27,862)
Business development	0	(2,194)			(2,194)
General, selling and administrative expenses	(5,372)	(5,260)			(10,632)

Operating (loss)/income	(9,762)	(28,728)			(38,490)
Interest income/(expense)	194	3,819			4,013
Other income/(expense)	37	0			37

(Loss)/profit before tax	(9,531)	(24,909)			(34,440)
Income tax credit	2,018	961			2,979

Net (loss)/income from continuing operations	(7,513)	(23,948)			(31,461)

Basic and diluted net loss per share	(0.18)			C	(0.18)
Weighted average shares used in basic and diluted per share computations	42,336		131,730	D	174,066

	Three months ended March 31, 2012
	Nabi (E) U.S.$’000	Biota (F) U.S.$’000	Pro Forma Adjustments U.S.$’000	Note	Pro Forma Combined U.S.$’000
Revenue
Revenues from trading operations, net	632	7,047			7,679
Grant income	0	100			100

Expenses
Cost of services	0	(1,782)			(1,782)
Research and development	0	(3,835)			(3,835)
Product development	(1,518)	(1,788)			(3,306)
Business development	0	(712)			(712)
General, selling and administrative expenses	(1,277)	(1,470)			(2,747)

Operating (loss)/income	(2,163)	(2,440)			(4,603)
Interest income/(expense)	32	736			768
Other income/(expense)	33	0			33

(Loss)/profit before tax	(2,098)	(1,704)			(3,802)
Income tax credit/(expense)	671	(153)			518

Net (loss)/income from continuing operations	(1,427)	(1,857)			(3,284)

Basic and diluted net loss per share	(0.03)			C	(0.02)
Weighted average shares used in basic and diluted per share computations	42,949		131,730	D	174,679

Unaudited Pro Forma Condensed Consolidated Balance Sheet

The accompanying notes on the following pages are an integral part of, and should be read together in connection with, these financial statements.

	Nabi (A) U.S.$’000	Biota (B) U.S.$’000	Pro Forma Adjustments U.S.$’000	Note	Pro Forma Combined U.S.$’000
ASSETS
Current assets
Cash & Equivalents	94,875	53,338	(67,875)	C	80,338
Accounts Receivable—Trade net	128	8,673	(128)	C	8,673
Prepaid expense	216	706	(216)	C	706
Deferred tax asset (a)	0	535	0		535
Other current assets	0	659	0		659

Total Current assets	95,219	63,911	(68,219)		90,911

Non-current assets
Property, plant and equipment	17	5,353	(17)	C	5,353
Intangible assets	0	1,995	0		1,995
Deferred tax asset	0	1,072	0		1,072

Total Non-current assets	17	8,420	(17)		8,420

Total Assets	95,236	72,331	(68,236)		99,331

LIABILITIES
Current liabilities
Accounts payable	69	1,192	(69)	C	1,192
Accrued expenses	1,020	1,094	980	C	3,094
Customer Advances	2,526	404	(2,526)	C	404
Other current liabilities—provisions	0	2,096	0		2,096

Total Current liabilities	3,615	4,786	(1,615)		6,786

Non-current liabilities
Customer Advances	32,211	0	(32,211)	C	0
Other long term liabilities—provisions	0	440	0		440

Total Non-current liabilities	32,211	440	(32,211)		440

Total liabilities	35,826	5,226	(33,826)		7,226

EQUITY
Common Stock (b)	6,357	100,196	20,643	C	127,196
Treasury Stock—Common (b)	(92,567)	(968)	92,567	C	(968)
Additional paid in capital	374,134	774	(374,134)	C	774
Retained Earnings	(228,514)	(60,612)	226,514	C	(62,612)
Foreign currency translation reserve	0	27,716	0		27,716
Stockholders’ equity	59,410	67,105	(34,410)		92,105

Total liabilities and stockholders’ equity	95,236	72,331	(68,236)		99,331

1.	Basis of Presentation

The historical financial data has been adjusted to give pro forma effect to events that are (i) directly attributable to the Transaction and the completion of Nabi’s issuer tender offer that expired on July 30, 2012, (ii) factually supportable, and (iii) with respect to the statements of operations, expected to have a continuing impact on the combined results. The pro forma adjustments are preliminary and based on Biota’s management’s estimates of the fair value and useful lives of the assets acquired and liabilities assumed and have been prepared to illustrate the estimated effect of the acquisition and certain other adjustments. The final purchase price allocation and a final determination of these fair values will reflect Biota’s management’s consideration of relevant information including discounted cash flows analysis and Biota’s management’s own estimates and taking into account significant changes, if any, in long term assumptions. This final purchase price allocation will be based on the actual net tangible and intangible assets that exist as of the completion date of the acquisition. Any final adjustment will change the allocation of purchase price, which could affect the fair value assigned to the assets and liabilities of Nabi and could result in a significant change to the unaudited pro forma condensed consolidated financial information, including goodwill.

The unaudited pro forma condensed combined financial data is presented for illustrative purposes only and is not necessarily indicative of the financial condition or results of operations of future periods or the financial condition or results of operations that actually would have been realized had the entities been combined during the periods presented. In addition, as explained in more detail in the accompanying notes to the unaudited pro forma condensed combined financial statements, the preliminary acquisition-date fair value of the identifiable assets acquired and liabilities assumed reflected in the unaudited pro forma condensed combined financial statements is subject to adjustment and may vary from the actual amounts that will be recorded upon completion of the Transaction.

2.	Description of Transaction

On April 22, 2012, Nabi and Biota entered into the Transaction Agreement, which was subsequently amended on August 6, 2012 and further amended by the Amendment on September 17, 2012. Pursuant to the terms and subject to the conditions set forth in the Transaction Agreement, Biota will become a wholly owned subsidiary of Nabi.

On the completion of the Transaction, each outstanding share of Biota ordinary shares will be converted into the right to receive that number of shares of Nabi common stock as determined pursuant to the exchange ratio, as calculated pursuant to the terms of the Transaction Agreement, as amended by the Amendment. Pursuant to the Transaction Agreement, as amended by the Amendment, the actual number of shares of Nabi common stock to be issued to Biota stockholders in exchange for ordinary shares of Biota, and therefore the actual percentage ownership of the outstanding common stock of the combined company to be held by current Nabi stockholders, will be determined under a collar mechanism based on the volume-weighted average price (VWAP) of a Biota ordinary share on the Australian Securities Exchange (ASX) during the 10 trading days ending on the trading day prior to either the Nabi stockholder meeting or the Biota stockholder meeting to approve proposals related to the Transaction, whichever one takes place first (the ten day VWAP), as converted into U.S. dollars. (Under the terms of the Amendment, certain types of trades in Biota ordinary shares that are based on pre-negotiated prices are excluded for purposes of measuring the VWAP.) The collar range consists of a ten day VWAP equal to or greater than A$0.62 and equal to or less than A$0.86. Based on a ten day VWAP of Biota ordinary shares of U.S.$0.73, the ten day VWAP ending September 17, 2012 (the day on which Nabi and Biota entered into the Amendment) converted to U.S. dollars using the actual historical daily exchange rate during the same period, Biota stockholders are expected to receive shares of Nabi common stock representing an aggregate of approximately 83.2% of the outstanding shares of common stock of the combined company. Nabi stockholders will continue to own their existing shares of Nabi common stock, which will not be affected by the Transaction, and will not receive any additional shares of Nabi common stock as a result of the Transaction. As a result, based on the foregoing assumptions, such shares will represent an aggregate of approximately 16.8% of the outstanding shares of common stock of the combined company.

Under the acquisition method of accounting, the identifiable assets acquired and liabilities assumed of Nabi will be recorded at the acquisition date fair values and added to those of Biota. The pro forma adjustments are preliminary and based on Biota’s management’s estimates of the fair value and useful lives of the assets acquired and liabilities assumed and have been prepared to illustrate the estimated effect of the acquisition. These estimates are based on the most recently available information. To the extent there are significant changes to the combined company’s business following the completion of the Transaction, the assumptions and estimates set forth in the unaudited pro forma condensed combined financial statements could change significantly. The allocation is dependent upon certain valuation and other studies that will not be completed until after the Transaction. Accordingly, the pro forma purchase price adjustments are subject to further adjustments as additional information becomes available and as additional analyses and final valuations are conducted following the completion of the Transaction. There can be no assurances that these additional analyses and final valuations will not result in significant changes to the estimates of fair value set forth below under Note 4.

The unaudited pro forma condensed combined financial statements assume an exchange ratio of 0.780554024 based on the ten day VWAP of Biota ordinary shares ending September 17, 2012 (the day on which Nabi and Biota entered into the Amendment). Such ratio reflects the 14,547,996 shares of Nabi common stock purchased in Nabi’s issuer tender offer that expired on July 30, 2012, and assumes that Nabi does not implement the reverse stock split described in this supplement and the proxy statement dated August 7, 2012 previously distributed to you. Should Nabi implement the reverse stock split described in this supplement and the proxy statement prior to the completion of the Transaction, the exchange ratio will be adjusted such that Biota stockholders receive approximately 83.2% of the outstanding shares of the combined company.

3.	Calculation of estimated consideration transferred

The purchase consideration in a reverse acquisition is determined with reference to the value of equity that the accounting acquirer (in this case Biota, the legal subsidiary) would have had to issue to the owners of the accounting acquiree (Nabi, the legal parent) to give them the same percentage interest in the combined entity. A preliminary estimate of the purchase price is as follows:

Number of Biota shares deemed issued	36,877,299
Value per share	$0.73
Estimated purchase price (in thousands)	$27,000

For pro forma purposes, the fair value of the Biota common stock used in determining the purchase price was U.S.$0.73, the ten day VWAP of Biota ordinary shares ending September 17, 2012 and based on the actual historical daily exchange rate during the same period, as described above. The final number of shares deemed issued could differ from those presented in the unaudited pro forma condensed combined financial statements due to movements in Biota’s share price and the U.S.$/A$ exchange rate between September 17, 2012 and the trading day prior to the first of the stockholder meetings. See “Update to Risk Factors” beginning on page S-26 of this supplement for more information on the currently unknown variables and the risks related to the exchange ratio.

The final determination of the purchase consideration for accounting purposes will be based on the fair value of Biota ordinary shares as of the date on which the Transaction is completed. The impact of possible movements in the Biota share price and the U.S.$/A$ exchange rate from those applied above is as follows:

Impact on estimated purchase price (in thousands):
Share price fluctuations of +/- A$0.10	$4,290
Exchange rate fluctuation of +/- U.S.$0.10	$3,007

4.	Preliminary allocation of consideration transferred to net assets acquired

The estimated acquired tangible and intangible assets and liabilities assumed based on their estimated fair values as of March 31, 2012 comprise (in thousands):

Cash and cash equivalents	$27,000
Total estimated purchase price based on value of Biota shares	$27,000

The allocation of the purchase price is preliminary. The final determination of the purchase price allocation will be based on the fair values of assets acquired, other identifiable intangibles and the fair values of liabilities assumed as of the date that the Transaction is completed. Any excess of the purchase price over the fair value of assets and liabilities acquired is allocated to goodwill. Any excess of the fair value of assets and liabilities over the purchase price is recognized as a gain in profit or loss on the acquisition date by the acquirer.

The estimates of assets acquired and assumed liabilities will remain preliminary until the combined company completes a valuation of identifiable intangible assets acquired and determines the fair values of other assets and liabilities acquired. The final determination of the fair values is expected to be completed as soon as practicable after the completion of the Transaction. The final amounts could differ from the amounts presented in the unaudited pro forma condensed combined financial statements, because the amounts allocated will not be determined until the date of the Transaction.

No amounts have been allocated to identifiable intangible assets. Nabi’s remaining assets include:

•

The residual value of NicVAX® and any next-generation nicotine vaccine (a specific form of a next generation nicotine vaccine was licensed to GSK in 2010), subject to the right of holders of contingent value rights (collectively, the “CVRs”) to potentially receive certain cash payments in connection with a NicVAX Transaction (as defined in the CVR Agreement) upon the terms and subject to the conditions set forth in the CVR Agreement, as more fully described under “Repurchase of Shares of Nabi Common Stock; Dividends and Distributions; Contingent Value Rights—Contingent Value Rights” beginning on page 82 of the proxy statement dated August 7, 2012 previously distributed to you; and

•	the potential royalty of Phoslyra® which was sold to a third party in 2006.

Given the significant uncertainty associated with future cash flows from these assets, no value has been ascribed to them in the preliminary allocation of the purchase price.

Cash and cash equivalents

Nabi will return to its existing stockholders cash in excess of the $27 million required to be held by Nabi under the terms of the Transaction Agreement, as amended by the Amendment, through a dividend or return of capital prior to the completion of the Transaction. The cash balance presented as part of the pro forma adjustments reflects the cash balance expected to remain in Nabi after the return of capital and settlement of Nabi’s obligations including the severance obligations discussed below.

Nabi Severance Obligations

All of Nabi’s employees are eligible for severance payments upon termination of employment under certain circumstances, including following a merger or liquidation of Nabi. Following the completion of the Transaction, the majority of Nabi’s employees will not continue to be employed by the combined company. However, these terminations did not form part of the negotiations in advance of the signing of the Transaction Agreement, and the Transaction is not conditional on any such arrangements. The accounting guidance for business combinations

(ASC805-10-55) requires severance obligations that are incurred by the acquiree for the benefit of the acquirer to be recognized as an expense in the post-combination period. Because the terminations were determined by Nabi’s board of directors in advance of the Transaction, are not at the option of Biota and were a consequence of changes to Nabi’s operations prior to the completion of the Transaction rather than a consequence of the Transaction, the severance obligations have been deemed to be for the benefit of Nabi prior to the acquisition. For purposes of preparing the unaudited pro forma condensed combined financial statements, Nabi has assumed that all severance payouts will be made prior to the completion date of the Transaction. No provision was recognized in the Nabi historical balance sheet. The payments have been included in the determination of the cash balance expected within Nabi on the acquisition date.

5.	Notes to the Unaudited Pro Forma Condensed Consolidated Statement of Operations

(A)	Represents Nabi’s historical financial information in 2011 under U.S. GAAP.

(B)	The information is derived from the historical consolidated financial statements of Biota for its fiscal year ended June 30, 2011 under U.S. GAAP adjusted for the following to derive a comparable reporting period with Nabi:

•	information for the six month period ended December 31, 2011 is included in the pro forma financial information for Biota; and

•	information for the six month period ended December 31, 2010 has not been included in the pro forma financial information for Biota.

The information for Biota and the pro forma adjustments above were originally denominated in Australian dollars and have been converted to U.S. dollars based on the average exchange rate of U.S.$1.0000 = A$0.9681 for the year ended December 31, 2011.

The historical financial statements of Biota for the six month periods ended December 31, 2011 and 2010 under U.S. GAAP from which the above information is derived are unaudited.

(C)	Represents the loss per share, taking into consideration the adjusted number of common shares described in note 3 above.

(D)	Represents the number of common shares, in thousands, adjusted by 146,277,904 common shares anticipated to be issued in connection with the Transaction and the 14,547,996, shares of Nabi common stock purchased in Nabi’s issuer tender offer that expired on July 30, 2012. The weighted average number of pro forma shares has been adjusted as if the shares had been issued on January 1, 2011.

(E)	Represents Nabi’s unaudited historical financial information in the three-month period ended March 31, 2012 under U.S. GAAP.

(F)	Represents Biota’s unaudited historical financial information in the three-month period ended March 31, 2012 under U.S. GAAP. The information for Biota and the pro forma adjustments above were originally denominated in Australian dollars and have been converted to U.S. dollars based on the average exchange rate of U.S.$1.0000 = A$0.9480 for the three month period ended March 31, 2012.

6.	Notes to the Unaudited Pro Forma Condensed Consolidated Balance Sheet

(A)	Represents Nabi’s unaudited historical financial information as of March 31, 2012 under U.S. GAAP.

(B)	Represents the unaudited historical financial information of Biota as of March 31, 2012 under U.S. GAAP. The information for Biota and the pro forma adjustments above were originally denominated in Australian dollars and have been converted to U.S. dollars based on the period end rate of U.S.$1.0000 = A$0.9629.

(C)	Reflects the acquisition method of accounting based on an appraisal of the assets and liabilities of Nabi as discussed in notes 3 and 4 above. This includes the elimination of Nabi’s historical stockholder’s equity accounts as Nabi is not considered the accounting acquirer. It also incorporates an accrual for acquisition costs contingent on the Transaction and reflects the write off of property, plant and equipment subsequently made by Nabi.

UPDATE TO COMPARATIVE PER SHARE DATA

The following table sets forth selected historical share information of Nabi and Biota and unaudited pro forma share information after giving effect to the Transaction and the completion of Nabi’s issuer tender offer that expired on July 30, 2012, assuming that 0.780554024 shares of Nabi common stock had been issued in exchange for each outstanding share of Biota common stock based on the ten day VWAP of Biota ordinary shares ending September 17, 2012 (the day on which Nabi and Biota entered into the Amendment).

This assumption is based on an estimate of the exchange ratio assuming that Nabi does not implement the reverse stock split described in this supplement and the proxy statement dated August 7, 2012 previously distributed to you. The pro forma equivalent information of Biota was derived using the historical share information assuming that 0.780554024 shares of Nabi common stock had been issued in exchange for each outstanding share of Biota common stock based on the ten day VWAP of Biota ordinary shares ending September 17, 2012. The actual exchange ratio and the numbers of shares of Nabi common stock to be issued to Biota stockholders at the completion of the Transaction will depend on the actual ten day VWAP prior to either the Nabi stockholder meeting or the Biota stockholder meeting to approve proposals related to the Transaction, whichever one takes place first and the actual historical daily exchange rate during the same period as set forth in the Amendment. Therefore, the numbers used in the example above may differ from the actual numbers due to movements in Biota’s share price and the U.S.$/A$ exchange rate between September 17, 2012 and the trading day prior to the first of the stockholder meetings. See “Update to Risk Factors” beginning on page S-26 of this supplement for more information on the currently unknown variables and the risks related to the exchange ratio.

You should read this information in conjunction with the selected historical financial information, the unaudited pro forma condensed combined financial information and the separate historical financial statements of Nabi and Biota and the notes thereto included elsewhere in or incorporated by reference in the proxy statement dated August 7, 2012 or this supplement. The historical share information as of and for the three-month period ended March 31, 2012 is derived from unaudited consolidated financial statements of Nabi and Biota as of and for the three-months ended March 31, 2012. The historical share information as of and for the year ended December 31, 2011 is derived from audited financial statements of Nabi for the year ended December 31, 2011. Given that Biota’s fiscal year ends June 30, 2011, Biota’s results represent the sum of unaudited historical financial information in the six-month period ended June 30, 2011 and in the six-month period ended December 31, 2011. The amounts set forth below are in thousands, except per share amounts. The unaudited pro forma condensed combined financial statements and the pro forma share information are not necessarily indicative of the operating results or financial position that would have been achieved had the Transaction and Nabi’s issuer tender offer been consummated at the beginning of the period presented and should not be construed as representative of future operations. Biota’s results as reported in Australian dollars have been converted into U.S. dollars using the average and period end exchange rates set out in notes 5 and 6 under “Update to Unaudited Pro Forma Condensed Consolidated Financial Information” beginning on page S-8 of this supplement.

	Year Ended December 31, 2011
	Nabi		Biota
	Historical	Pro Forma	Historical	Pro Forma Equivalent of One Nabi Share (1)
Basic and diluted net (loss) income per common share	$(0.18)	$(0.18)	$(0.13)	$(0.22)

Shares used in calculating basic and diluted net (loss) income per share	42,336	174,066	181,627	141,770

	Three Months Ended March 31, 2012
	Nabi		Biota
	Historical	Pro Forma	Historical	Pro Forma Equivalent of One Nabi Share (1)
Basic and diluted net (loss) income per common share	$(0.03)	$(0.02)	$(0.01)	$(0.02)

Shares used in calculating basic and diluted net (loss) income per share	42,949	174,679	181,775	141,885

Book value per share (2)	$1.38	$0.33	$0.37	$0.47

(1)	These amounts were calculated by applying an assumed exchange ratio of 0.780554024 to the historical Biota shares.

(2)	The historical book value per common share is computed by dividing total stockholders’ equity by the number of shares of common stock outstanding at the end of the period. The pro forma book value per share is computed by dividing pro forma stockholders’ equity by the pro forma number of shares of common stock as of each of the periods presented.

UPDATE TO COMPARATIVE PER SHARE MARKET PRICE AND DIVIDEND INFORMATION

Shares of Nabi common stock are currently listed and principally traded on the NASDAQ under the symbol “NABI.” Ordinary shares of Biota are currently listed and principally traded on the ASX under the symbol “BTA.” The following table sets forth, for the periods indicated, the high and low sales prices per share of Nabi common stock and Biota ordinary shares as reported on the NASDAQ and the ASX, respectively. Price per share information for Biota ordinary shares is presented in Australian dollars.

Nabi:

Fiscal Year Ending December 31, 2012	High	Low
Third Quarter (through September 17)	$1.80	$1.55
Second Quarter	1.95	1.53
First Quarter	2.03	1.74
Fiscal Year Ended December 31, 2011	High	Low
Fourth Quarter	$2.07	$1.50
Third Quarter	5.82	1.55
Second Quarter	5.88	4.64
First Quarter	5.98	5.30
Fiscal Year Ended December 25, 2010	High	Low
Fourth Quarter	$5.75	$4.75
Third Quarter	5.85	4.68
Second Quarter	5.98	4.40
First Quarter	6.42	4.70

Biota:

Fiscal Year Ending June 30, 2013	High		Low
First Quarter (through September 17)	A$	0.75	A$	0.65
Fiscal Year Ending June 30, 2012	High		Low
Fourth Quarter	A$	1.07	A$	0.69
Third Quarter		1.04		0.76
Second Quarter		0.88		0.69
First Quarter		1.07		0.80
Fiscal Year Ended June 30, 2011	High		Low
Fourth Quarter	A$	1.66	A$	0.90
Third Quarter		1.54		0.89
Second Quarter		1.06		0.90
First Quarter		1.11		0.85
Fiscal Year Ended June 30, 2010	High		Low
Fourth Quarter	A$	2.34	A$	1.01
Third Quarter		2.42		2.00
Second Quarter		3.47		2.30
First Quarter		2.73		1.25

The market prices of Nabi common stock and Biota ordinary shares likely will fluctuate between the date of this supplement and the time of the special meetings and the completion of the Transaction. No assurance can be given concerning the market prices of Nabi common stock or Biota ordinary shares before the completion of the Transaction or the market price of Nabi common stock after the completion of the Transaction. The Transaction consideration will be adjusted for changes in the market value of the Biota ordinary shares as a result of the collar mechanism applied pursuant to the Amendment. However, the Transaction consideration will not be adjusted for changes in the market value of Nabi common stock, except that it will be adjusted in the event that Nabi implements the reverse stock split described in this supplement and the proxy statement prior to the completion of the Transaction in order to preserve the respective percentage of shares of the outstanding common stock of the combined company to be held immediately after the completion of the Transaction by Biota’s former stockholders on the one hand and Nabi’s existing stockholders on the other hand. As a result, the market value of the Nabi common stock that Biota stockholders will receive in the Transaction may vary significantly from the prices shown in the table above. See “Update to Risk Factors” beginning on page S-26 of this supplement for more information on the currently unknown variables and the risks related to the exchange ratio.

Nabi stockholders should obtain current market prices for shares of Nabi common stock and Biota ordinary shares in deciding whether to vote for the approval of the Transaction Proposals.

Dividends

Nabi has never declared or paid cash dividends on its capital stock. However, Nabi plans to return to Nabi stockholders, before the completion of the Transaction, through cash dividends or return of capital, as applicable, its remaining cash in excess of the $27 million required under the Transaction Agreement, as amended by the Amendment, to be held by Nabi at the completion of the Transaction after satisfying outstanding liabilities. Such remaining cash amount is currently expected to be in the range of approximately $28 million to $31 million. The range of $28 million to $31 million represents the additional $27 million in cash to be distributed as a result of the Amendment, pursuant to which the amount of cash to be contributed to the combined company was reduced from $54 million to $27 million, plus estimated excess cash of between approximately $1 million and $4 million.

Biota has never declared nor paid cash dividends on its capital stock and does not expect to pay any cash dividends in the foreseeable future.

UPDATE TO QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING

The following are certain questions that you, as a stockholder of Nabi, may have regarding the Transaction, the Amendment and the other matters being considered at the reconvened special meeting of Nabi stockholders, as well as answers to those questions. Nabi urges you to read both this supplement and the proxy statement dated August 7, 2012 previously distributed to you carefully and in their entirety because the information in this section does not provide all of the information that might be important to you with respect to the Transaction, the Amendment and the other matters being considered at the reconvened special meeting. Additional important information is also contained in the annexes to, and the documents incorporated by reference into, this supplement and the proxy statement.

Q:    Why are you sending me this supplement and a new WHITE proxy card?

A:    We are sending you this supplement and new WHITE proxy card because, on September 17, 2012, Nabi and Biota entered into the Amendment to the Transaction Agreement in order to revise certain terms of the Transaction. The revised Transaction terms include (1) an increase in the amount of cash available for distribution to Nabi stockholders prior to completion of the Transaction and (2) a collar mechanism pursuant to which the number of shares of Nabi common stock that Biota stockholders will receive in the Transaction is linked to Biota’s stock price. Nabi and Biota agreed to the revised Transaction terms in part to address the fact that, since the Transaction was first announced in April 2012, the market value of Biota’s outstanding shares has declined. Nabi’s board of directors approved the Amendment to the Transaction Agreement after careful consideration. This supplement describes the Amendment and provides important updates to the proxy statement dated August 7, 2012 previously distributed to you. A copy of the Amendment is attached as Annex S-A to this supplement. If you would like additional copies of the proxy statement, see “Where You Can Find More Information” beginning on page S-54 of this supplement.

Q:    What are the significant changes to the terms of the Transaction resulting from the Amendment?

A:    The Amendment modifies the following terms of the Transaction Agreement, among others:

Nabi closing net cash balance.    The Transaction Agreement required that Nabi’s assets at the completion of the Transaction include $54 million in cash. Pursuant to the Amendment, the amount of cash has been reduced to $27 million. Nabi plans to return to its stockholders its remaining cash in excess of the $27 million required under the Transaction Agreement, as amended by the Amendment, to be held by Nabi at the completion of the Transaction after satisfying outstanding liabilities. Such distribution is expected to take the form of a dividend or return of capital, and currently is expected to be in the range of approximately $28 million to $31 million in the aggregate. The range of $28 million to $31 million represents the additional $27 million in cash to be distributed as a result of the Amendment, pursuant to which the amount of cash to be contributed to the combined company was reduced from $54 million to $27 million, plus estimated excess cash of between approximately $1 million and $4 million.

Adjustment to exchange ratio.    Pursuant to the Transaction Agreement, as amended by the Amendment, the actual number of shares of Nabi common stock to be issued to Biota stockholders in exchange for ordinary shares of Biota, and therefore the actual percentage ownership of the outstanding common stock of the combined company to be held by current Nabi stockholders, will be determined under a collar mechanism based on the volume-weighted average price (VWAP) of a Biota ordinary share on the Australian Securities Exchange (ASX) during the 10 trading days ending on the trading day prior to either the Nabi stockholder meeting or the Biota stockholder meeting to approve proposals related to the Transaction, whichever one takes place first (the ten day VWAP), as converted into U.S. dollars. (Under the terms of the Amendment, certain types of trades in Biota ordinary shares that are based on pre-negotiated prices are excluded for purposes of measuring the VWAP.) The collar range consists of a ten day VWAP equal to or greater than A$0.62 and equal to or less than A$0.86. The actual exchange ratio will be computed pursuant to a formula set forth in the Amendment at the time the ten day

VWAP has been determined. It is expected that Nabi’s reconvened stockholder meeting to approve proposals related to the Transaction will occur first. Nabi intends to issue a press release which will disclose the exchange ratio promptly after the ten day VWAP has been computed on the trading day (currently expected to be October 19, 2012) prior to the reconvened special meeting.

Collar mechanism and termination right.    If the ten day VWAP is equal to or greater than A$0.62 or equal to or less than A$0.86, the exchange ratio will be based on the actual ten day VWAP. If the ten day VWAP is less than A$0.62, Nabi may terminate the Transaction Agreement, as amended. If Nabi does not exercise its right to terminate the Transaction Agreement, then the exchange ratio will be based on a specified ten day VWAP of A$0.62. If the ten day VWAP is greater than A$0.86, Biota may terminate the Transaction Agreement, as amended. If Biota does not exercise its right to terminate the Transaction Agreement, then the exchange ratio will be based on a specified ten day VWAP of A$0.86. Neither Nabi nor Biota will be required to pay a break fee to the other party for terminating the Transaction Agreement as described above.

Extension of end date.    The date on which the amended Transaction Agreement will automatically terminate if the Transaction has not been completed has been extended from October 31, 2012 to November 30, 2012.

For more information about terms of the Amendment, see “Update to the Transaction Agreement” beginning on page S-44 of this supplement.

Q:    How many shares of Nabi common stock will be issued to Biota stockholders and what will be the percentage ownership of the combined company to be held by current Nabi stockholders?

A:    Pursuant to the Transaction Agreement, as amended by the Amendment, the actual number of shares of Nabi common stock to be issued to Biota stockholders in exchange for ordinary shares of Biota, and therefore the actual percentage ownership of the outstanding common stock of the combined company to be held by current Nabi stockholders, will be determined under a collar mechanism based on the VWAP of a Biota ordinary share on the ASX during the 10 trading days ending on the trading day prior to either the Nabi stockholder meeting or the Biota stockholder meeting to approve proposals related to the Transaction, whichever one takes place first (the ten day VWAP), as converted into U.S. dollars. (Under the terms of the Amendment, certain types of trades in Biota ordinary shares that are based on pre-negotiated prices are excluded for purposes of measuring the VWAP.) The collar range consists of a ten day VWAP equal to or greater than A$0.62 and equal to or less than A$0.86. The exchange rate used to convert the ten day VWAP from Australian to U.S. dollars will be the historical daily exchange rate of the Australian dollar against the U.S. dollar on each corresponding day of the ten day VWAP, as published by the Reserve Bank of Australia. The actual exchange ratio will be computed pursuant to a formula set forth in the Amendment at the time the ten day VWAP has been determined. It is expected that Nabi’s reconvened stockholder meeting to approve proposals related to the Transaction will occur first. Nabi intends to issue a press release which will disclose the exchange ratio promptly after the ten day VWAP has been computed on the trading day (currently expected to be October 19, 2012) prior to the reconvened special meeting.

If the ten day VWAP is equal to or greater than A$0.62 or equal to or less than A$0.86, the exchange ratio will be based on the actual ten day VWAP. If the ten day VWAP is less than A$0.62, Nabi may terminate the Transaction Agreement, as amended. If Nabi does not exercise its right to terminate the Transaction Agreement, then the exchange ratio will be based on a specified ten day VWAP of A$0.62. If the ten day VWAP is greater than A$0.86, Biota may terminate the Transaction Agreement, as amended. If Biota does not exercise its right to terminate the Transaction Agreement, then the exchange ratio will be based on a specified ten day VWAP of A$0.86. Neither Nabi nor Biota will be required to pay a break fee to the other party for terminating the Transaction Agreement as described above.

For purposes of illustration only, utilizing the collar range of the ten day VWAP described above and the average of the historical daily exchange rates during the ten trading days ending on September 17, 2012 (the day on which Nabi and Biota entered into the Amendment), which is equal to U.S.$1.00 to A$0.9637, each ordinary share of Biota will be transferred to Nabi in exchange for between approximately 0.685901587 and approximately 0.951411879 shares of Nabi common stock. As a result, shares of Nabi common stock issued to former Biota stockholders will represent between approximately 81.3% and 85.8% of the outstanding common stock of the combined company and shares of Nabi common stock held by current Nabi stockholders will represent between approximately 14.2% and 18.7% of the outstanding common stock of the combined company.

As an additional example, utilizing the actual ten day VWAP during the ten trading days ending on September 17, 2012 (the day on which Nabi and Biota entered into the Amendment), which is equal to A$0.7055, and the actual historical exchange rates during the same period, applied on a daily basis, each ordinary share of Biota will be transferred to Nabi in exchange for approximately 0.780554024 shares of Nabi common stock. As a result, shares of Nabi common stock issued to former Biota stockholders will represent approximately 83.2% of the outstanding common stock of the combined company and shares of Nabi common stock held by current Nabi stockholders will represent approximately 16.8% of the outstanding common stock of the combined company.

The table below shows additional examples based on the ten day VWAP during the ten trading days ending on September 17, 2012 and the bottom and the top of the collar range of A$0.62 and A$0.86:

Ten Day VWAP (A$)	Ten Day VWAP Converted to U.S.$(1)	Number of shares of Nabi common stock to be issued per Biota ordinary share	Total Number of shares of Nabi common stock to be issued to Biota stockholders	Ownership Percentage of the combined company by former Biota stockholders	Ownership Percentage of the combined company by Nabi stockholders
0.6200	0.643374000	0.685901587	128,539,785	81.3%	18.7%
0.7055	0.732157750	0.780554024	146,277,904	83.2%	16.8%
0.8600	0.892422000	0.951411879	178,297,122	85.8%	14.2%

(1)	Based on the actual historical daily exchange rates during the ten trading days ending on September 17, 2012, applied on a daily basis, the average of which is equal to U.S.$1.00 to A$0.9637.

The above examples are for illustration purposes only. The actual exchange ratio and the numbers of shares of Nabi common stock to be issued to Biota stockholders at the completion of the Transaction will depend on the actual ten day VWAP prior to either the Nabi stockholder meeting or the Biota stockholder meeting to approve proposals related to the Transaction, whichever one takes place first and the actual historical daily exchange rate during the same period as set forth in the Amendment. Therefore, the numbers used in the examples above may differ from the actual numbers due to movements in Biota’s share price and the U.S.$/A$ exchange rate between September 17, 2012 and the trading day prior to the first of the stockholder meetings. It is expected that Nabi’s reconvened stockholder meeting to approve proposals related to the Transaction will occur first. Nabi intends to issue a press release which will disclose the exchange ratio promptly after the ten day VWAP has been computed on the trading day (currently expected to be October 19, 2012) prior to the reconvened special meeting. However, only a limited period of time will be available to Nabi stockholders who wish to revoke their proxy or change their vote after the ten day VWAP and the exact exchange ratio have been computed. See “Update to Risk Factors” beginning on page S-26 of this supplement for more information on the currently unknown variables and the risks related to the exchange ratio.

The number of shares of common stock that Nabi expects to issue in the Transaction has significantly increased as a result of the reduction, pursuant to the Amendment, of the amount of cash to be contributed by Nabi to the combined company from $54 million to $27 million. Nabi previously expected that it would issue up to approximately 84.09 million shares of Nabi common stock in the Transaction. Pursuant to the amended terms of the Transaction, Nabi expects that it will instead issue between approximately 128.54 million and approximately 178.30 million shares (not taking into account the effect of the proposed reverse stock split) of Nabi common stock in the Transaction, as set forth in the table above, assuming an exchange rate of U.S.$1.00 to A$0.9637 and based on the collar range of the ten day VWAP.

Nabi plans to implement the reverse stock split with respect to its common stock prior to the completion of the Transaction, subject to the approval by Nabi stockholders at the reconvened special meeting. Nabi has not yet determined at what time it will implement the reverse stock split, and such reverse stock split may occur at any time prior to the completion of the Transaction. If the reverse stock split is implemented prior to the completion of the Transaction, and assuming that 0.780554024 shares of Nabi common stock will be issued in exchange for each outstanding ordinary share of Biota, the number of shares of Nabi common stock to be issued to Biota stockholders would be in the range of approximately 53.13 million to 26.57 million, depending on the actual reverse stock split ratio determined by Nabi’s board of directors.

Q:    Will Nabi distribute any cash on hand or other assets to the existing Nabi stockholders?

A:    The Transaction Agreement required that Nabi’s assets at the completion include $54 million in cash. Pursuant to the Amendment, the amount of cash has been reduced to $27 million. Nabi plans to return to its stockholders its remaining cash in excess of the $27 million required under the Transaction Agreement, as amended by the Amendment, to be held by Nabi at the completion of the Transaction after satisfying outstanding liabilities. Such distribution is expected to take the form of a dividend or return of capital, and currently is expected to be in the range of approximately $28 million to $31 million in the aggregate. The range of $28 million to $31 million represents the additional $27 million in cash to be distributed as a result of the Amendment, pursuant to which the amount of cash to be contributed to the combined company was reduced from $54 million to $27 million, plus estimated excess cash of between approximately $1 million and $4 million.

Q:    What will happen if the Transaction is not completed?

A:    In the event that the Transaction is not completed, either because of the failure of either Nabi’s or Biota’s stockholders to approve the Transaction, or the failure of another condition to completion of the Transaction, Nabi’s board of directors will consider alternative strategic options available to Nabi. If Nabi’s board of directors determines that liquidation and dissolution is advisable, it will approve a plan of liquidation and dissolution and submit the plan to Nabi stockholders for their approval. Any stockholder meeting to consider such a plan likely would be held approximately three or four months after the termination of the Transaction Agreement. Thereafter, if the plan is approved by stockholders, Nabi believes it will take approximately three years to complete the dissolution and winding-up process and distribute all remaining assets to Nabi stockholders in accordance with the DGCL. The DGCL requires a dissolving company to continue its legal existence for a period of at least three years after the filing of a certificate of dissolution with the Secretary of State of the State of Delaware for the purpose of winding up its business and affairs.

Following stockholder approval of a plan of liquidation and dissolution and the filing of a certificate of dissolution in Delaware but prior to the completion of the dissolution and winding-up process, Nabi likely will make one or more initial or interim liquidating distributions to Nabi stockholders of a majority of Nabi’s remaining cash assets, which distribution amounts will depend on known, unknown, contingent and pending claims at the time of the distributions. Nabi currently estimates such initial or interim liquidating distributions to be approximately $1.51 to $1.68 per share of Nabi common stock in the aggregate (assuming no changes to the currently outstanding number of shares of Nabi common stock). The estimated range of the liquidating distributions described in the preceding sentence is based on Nabi having cash of $67.2 million as of August 31, 2012, less approximately $2 million of estimated operating expenses until October 31, 2012 and less approximately $13 million in the aggregate to pay, and make provision for, existing and known potential claims and liabilities, including severance payments and transaction-related fees and liabilities, expenses related to continuing operations during the liquidation process, including making required regulatory filings and the establishment of a mechanism for collecting and distributing any future distributions, milestone or royalty payments under existing agreements and any potential new agreements with respect to NicVAX® (Nicotine Conjugate Vaccine) and Phoslyra®. In addition, a reserve amount of approximately $5 million to $10 million in the aggregate would be set aside for the satisfaction of unknown future contingent and potential claims and liabilities in accordance with the DGCL. The amount remaining from the $5 million to $10 million reserve, if any, together with any other remaining assets, after satisfying Nabi’s remaining, actual, contingent or potential claims and liabilities will be distributed to the stockholders. Nabi currently is unable to predict the precise nature, amount or timing of the liquidating distributions described above. The range of the liquidating distributions and the other amounts referred to in this paragraph are preliminary estimates based on the information currently available to Nabi and are subject to change based on factors currently unknown to Nabi that may affect its remaining cash in the future, such as additional expenditures and/or liabilities. Therefore, the actual amounts of the liquidating distributions may be lower or higher than Nabi’s current estimates.

Q:    Have there been any developments regarding the directors and executive officers of the combined company following the Transaction?

A:    Yes. Biota has entered into advanced discussions with Russell H. Plumb, the former President and Chief Executive Officer of Inhibitex, Inc., with a view to agreeing on the terms and conditions for the appointment of Mr. Plumb as the President and Chief Executive Officer of the combined company upon the successful completion of the Transaction. It is also expected that Mr. Plumb will be appointed as a director of the combined company. The terms, conditions and timing of Mr. Plumb’s potential employment with the combined company have not been finalized, as the Transaction is subject to certain conditions described in this supplement and in the proxy statement dated August 7, 2012 previously distributed to you. We cannot make any assurances at this time that Mr. Plumb will become the President and Chief Executive Officer of the combined company. See also “The Transaction—Board of Directors and Management of the Combined Company Following the Transaction; Headquarters” beginning on page 76 of the proxy statement dated August 7, 2012 previously distributed to you for more information regarding the persons who will serve as directors of the combined company after the completion of the Transaction.

Q:    When and where will Nabi hold its reconvened special meeting?

A:    The reconvened special meeting will be held at 4:30 p.m. local time on October 22, 2012, at The Bethesda Marriott Hotel, 5151 Pooks Hill Road, Bethesda, Maryland 20814.

Q:    What is the record date for the reconvened special meeting?

A:    The record date for the reconvened special meeting is August 3, 2012, which is the same as the record date for the special meeting that was convened and adjourned on September 24, 2012. Only holders of Nabi common stock of record as of the close of business on August 3, 2012 are entitled to notice of, and to vote at, the reconvened special meeting or any adjournment or postponement thereof.

Q:    How does Nabi’s board of directors recommend that I vote?

A:    Nabi’s board of directors has unanimously reaffirmed its belief that the Transaction and the related transactions are advisable and in the best interests of Nabi and its stockholders. Accordingly, Nabi’s board of directors unanimously recommends that you vote “FOR” each of the proposals to be considered and voted upon at the reconvened special meeting.

Q:    What happened to the Mangrove opposition to the proposals?

A:    Mangrove had previously filed a proxy statement with the SEC indicating it would solicit proxies to vote against the proposals to be considered at the special meeting. However, Mangrove has now entered into a support agreement with Nabi pursuant to which Mangrove has agreed to terminate its solicitation in opposition to the Transaction and to support the Transaction, as amended by the Amendment, and to vote all of the shares of Nabi common stock owned by it in accordance with the recommendation of Nabi’s board of directors on each of the proposals set forth in the Nabi definitive proxy materials in connection with the Transaction. Mangrove has also made a public announcement that, in light of the support agreement entered into between Nabi and Mangrove, it will not vote any green proxy cards at the reconvened special meeting, or at any adjournments or postponements thereof. Under the support agreement, Nabi has agreed to reimburse Mangrove for costs associated with its proxy solicitation of up to an aggregate amount of $100,000.

Q:    What do I need to do now?

A:    Please read this supplement carefully, including the Amendment, a copy of which is attached as Annex S-A to this supplement. If you have not done so already, please also read the proxy statement dated August 7, 2012 previously distributed to you carefully, including the Transaction Agreement, a copy of which is attached as Annex A thereto, to consider how the Transaction affects you. If you have not previously voted the WHITE proxy card, WHITE voting instruction form or voted over the telephone or via the Internet, or if you wish to revoke or change your vote, please promptly vote your shares by completing, signing and dating the enclosed WHITE proxy card or WHITE voting instruction form and returning it in the postage-paid envelope provided, or by voting over the telephone or via the Internet as instructed in this supplement and the proxy statement dated August 7, 2012 previously distributed to you. If you sign, date and mail your WHITE proxy card without indicating how you wish to vote, your vote will be counted as a vote “FOR” each of the proposals being considered at the reconvened special meeting. If you would like additional copies of the proxy statement, see “Where You Can Find More Information” beginning on page S-54 of this supplement.

Q:    What happens if I already submitted a proxy for the special meeting of stockholders previously convened and adjourned on September 24, 2012?

A:    If you previously submitted a WHITE proxy card, WHITE voting instruction form or voted over the telephone or via the Internet for the special meeting of stockholders that was convened and adjourned on September 24, 2012, and you have not subsequently revoked your proxy, Nabi intends to vote your proxy at the reconvened special meeting in the manner you specified. You do not need to do anything further if you do not wish to revoke or change your vote.

Mangrove has made a public announcement that, in light of the support agreement entered into between Nabi and Mangrove, it will not vote any green proxy cards at the reconvened special meeting, or at any adjournments or postponements thereof. Accordingly, if you wish to vote on the proposals at the reconvened special meeting, then you must vote on the WHITE proxy card.

Q:    How do I vote?

A:    If you are a stockholder of record, you may vote in any of the following ways:

•

To vote in person, come to the reconvened special meeting and you will be able to vote by ballot. To ensure that your shares are voted at the reconvened special meeting, Nabi’s board of directors recommends that you submit a proxy even if you plan to attend the reconvened special meeting.

•

To vote using the enclosed WHITE proxy card, simply complete, sign and date the enclosed WHITE proxy card and return it promptly in the enclosed return envelope. If you return your signed WHITE proxy card to Nabi before the reconvened special meeting, Nabi will vote your shares as you direct.

•

To vote by telephone, dial the toll-free telephone number located on the enclosed WHITE proxy card using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the enclosed WHITE proxy card. Your vote must be received by 11:59 p.m., Eastern Time, on October 21, 2012 to be counted.

•	To vote over the Internet, go to the web address located on the enclosed WHITE proxy card to complete an electronic proxy card. You will be asked to provide the company number and control number from the enclosed WHITE proxy card. Your vote must be received by 11:59 p.m., Eastern Time, on October 21, 2012 to be counted.

If your shares of common stock are held in “street name” by your broker, bank or other nominee, you should have received a WHITE voting instruction form with this supplement from that organization rather than from Nabi. Your broker, bank or other nominee will vote your shares only if you provide instructions to that organization on how to vote. You should provide your broker, bank or other nominee with instructions regarding how to vote your shares by following the enclosed procedures provided by that organization. Your shares will not be voted with respect to any proposal for which you fail to provide instructions, which will have the same effect as voting against the Charter Amendment Proposals, but which will have no effect on approval of the other proposals.

A control number, located on your WHITE proxy card or WHITE voting instruction form, is designed to verify your identity and allow you to vote your shares of Nabi common stock, and to confirm that your WHITE voting instructions have been properly recorded when voting over the Internet or by telephone.

Q:    How can I change or revoke my vote?

A:    If you are the stockholder of record of shares of Nabi common stock, you have the right to revoke a proxy, delivered by mail, by telephone, or over the Internet, at any time before it is exercised, by voting again at a later date through any of the methods available to you, by delivering written notice of revocation to Nabi’s Corporate Secretary by the time the reconvened special meeting begins, or by attending the reconvened special meeting and voting in person.

If your shares of Nabi common stock are held in “street name” and you have voted your shares by following the directions your broker, bank or other nominee has provided to you, you may change or revoke your vote by following the directions you have received from your broker, bank or other nominee.

Please remember—your last vote is the vote that will be counted.

Q:    Who can help answer my questions?

A:    If you would like additional copies of this supplement and the proxy statement dated August 7, 2012 previously distributed to you, without charge, or if you have questions about the Transaction, including the procedures for voting your shares, you should contact Morrow & Co., LLC, Nabi’s proxy solicitation agent. The address of Morrow & Co., LLC is 470 West Avenue, Stamford, CT 06902. You can call Morrow & Co., LLC at (203) 658-9400 or toll-free at (800) 607-0088.

You may also wish to consult your legal, tax and/or financial advisors with respect to any aspect of the Transaction, the Transaction Agreement, the Amendment or other matters discussed in this supplement and the proxy statement.

UPDATE TO RISK FACTORS

Risks Related to the Transaction

Nabi stockholders will not know the exact exchange ratio, and therefore the exact value of the Transaction consideration, until one day prior to the Nabi stockholder meeting or the Biota stockholder meeting, whichever one takes place first.

Pursuant to the Transaction Agreement, as amended by the Amendment, the actual number of shares of Nabi common stock to be issued to Biota stockholders in exchange for ordinary shares of Biota, and therefore the actual percentage ownership of the outstanding common stock of the combined company to be held by current Nabi stockholders, will be determined under a collar mechanism based on the volume-weighted average price (VWAP) of a Biota ordinary share on the Australian Securities Exchange (ASX) during the 10 trading days ending on the trading day prior to either the Nabi stockholder meeting or the Biota stockholder meeting to approve proposals related to the Transaction, whichever one takes place first (the ten day VWAP), as converted into U.S. dollars. Nabi and Biota currently intend for Nabi’s reconvened special meeting to take place first. As a result, Nabi stockholders will not know the exact exchange ratio, and therefore the exact value of the Transaction consideration, until one trading day (currently expected to be October 19, 2012) prior to Nabi’s reconvened special meeting. The actual exchange ratio will be computed pursuant to a formula set forth in the Amendment at the time the ten day VWAP has been determined. Nabi intends to issue a press release which will disclose the exchange ratio promptly after the ten day VWAP has been computed on the trading day prior to the reconvened special meeting. However, only a limited period of time will be available to Nabi stockholders who wish to revoke their proxy or change their vote after the ten day VWAP and the exact exchange ratio have been computed.

The exchange ratio, and therefore the value of the Transaction consideration, is based on the ten day VWAP of a Biota ordinary share on the Australian Securities Exchange (ASX). Biota is subject to certain risks, as a result of which the Biota share price may decline prior to or during the measurement period for the ten day VWAP.

The share price of Biota ordinary shares will likely be different, and may be lower, during the measurement period for the ten day VWAP than the share price of Biota ordinary shares on the date of this supplement. Differences in the market price of Biota ordinary shares cannot be predicted and may be the result of changes in the business, operations or prospects of Biota, market reactions to the proposed Transaction, regulatory considerations, general market and economic conditions or other factors and risks to which Biota is subject. See “Risks Related to Biota and the Combined Company” beginning on page 37 of the proxy statement dated August 7, 2012 previously distributed to you.

If the ten day VWAP is below A$0.62 (the low value of the collar range) and Nabi elects not to exercise its right to terminate the Transaction Agreement, the exchange ratio will be based on a specified ten day VWAP of A$0.62 and not on the actual ten day VWAP. As a result, the exchange ratio would not reflect the actual Biota stock price and Nabi stockholders would receive less value than they would in the absence of the collar mechanism.

If the ten day VWAP is equal to or greater than A$0.62 or equal to or less than A$0.86, the exchange ratio will be based on the actual ten day VWAP. If the ten day VWAP is less than A$0.62, Nabi may terminate the Transaction Agreement, as amended. If Nabi does not exercise its right to terminate the Transaction Agreement, then the exchange ratio will be based on a specified ten day VWAP of A$0.62, even though the actual ten day VWAP is lower than A$0.62. By utilizing the specified ten day VWAP of A$0.62, the exchange ratio would not reflect the actual ten day VWAP of a Biota ordinary share and Nabi stockholders would receive less value in the Transaction and hold a smaller percentage of the outstanding common stock of the combined company, than if the actual ten day VWAP below A$0.62 were utilized to compute the exchange ratio.

To compute the exchange ratio, the ten day VWAP of a biota ordinary share is converted from Australian dollars to U.S. dollars. A decrease of the value of the U.S. dollar against the value of the Australian dollar would result in an exchange ratio that is less favorable to Nabi stockholders.

The exchange rate used to convert the ten day VWAP from Australian to U.S. dollars will be the historical daily exchange rate of the Australian dollar against the U.S. dollar on each corresponding day of the ten day VWAP, as published by the Reserve Bank of Australia. The value of the U.S. dollar may fluctuate against the value of the Australian dollar. A decrease of the value of the U.S. dollar against the value of the Australian dollar would result in a higher value of the ten day VWAP when converted to U.S. dollars for purposes of computing the exchange ratio, as a result of which existing Nabi stockholders would own a smaller percentage of the outstanding common stock of the combined company.

Nabi stockholders will suffer immediate and substantial dilution to their equity and voting interests as a result of the issuance of Nabi common stock to Biota stockholders.

As described under the heading “Update to the Transaction Agreement—Form of the Transaction; Transaction Consideration” beginning on page S-44 of this supplement, the issuance of shares of Nabi common stock to Biota stockholders in connection with the Transaction will have the effect of substantially reducing the percentage of equity and voting interest held by each of Nabi’s existing stockholders. Consequently, Nabi stockholders as a group will have significantly less influence over the management and policies of the combined company after the Transaction than they currently exercise with respect to Nabi. The number of shares of common stock that Nabi expects to issue in the Transaction has significantly increased as a result of the reduction, pursuant to the Amendment, of the amount of cash to be contributed by Nabi to the combined company from $54 million to $27 million. Nabi previously expected that it would issue up to approximately 84.09 million shares of Nabi common stock in the Transaction. Pursuant to the amended terms of the Transaction, Nabi expects that it will instead issue between approximately 128.54 million and approximately 178.30 million shares (not taking into account the effect of the proposed reverse stock split) of Nabi common stock in the Transaction, assuming an exchange rate of U.S.$1.00 to A$0.9637 and based on the collar range of the ten day VWAP.

Nabi plans to implement the reverse stock split with respect to its common stock prior to the completion of the Transaction, subject to the approval by Nabi stockholders at the reconvened special meeting. Nabi has not yet determined at what time it will implement the reverse stock split, and such reverse stock split may occur at any time prior to the completion of the Transaction. If the reverse stock split is implemented prior to the completion of the Transaction, and assuming that 0.780554024 shares of Nabi common stock will be issued in exchange for each outstanding ordinary share of Biota, the number of shares of Nabi common stock to be issued to Biota stockholders would be in the range of approximately 53.13 million to 26.57 million, depending on the actual reverse stock split ratio determined by Nabi’s board of directors.

The pro forma financial information is presented for illustrative purposes only and may not be an indication of the combined company’s financial condition or results of operations following the Transaction.

The unaudited condensed pro forma financial information contained in this supplement is presented for illustrative purposes only and may not be an indication of the combined company’s financial condition or results of operations following the Transaction for several reasons. For example, the unaudited condensed pro forma financial information has been derived from the historical financial statements of Nabi and Biota and certain adjustments and assumptions have been made regarding the combined company after giving effect to the Transaction. The information upon which these adjustments and assumptions have been made is preliminary, and these kinds of adjustments and assumptions are difficult to make with complete accuracy. Moreover, the unaudited condensed pro forma financial information does not reflect all costs that are expected to be incurred by the combined company in connection with the Transaction. For example, the impact of any incremental costs incurred in integrating Nabi and Biota is not reflected in the unaudited condensed pro forma financial information. As a result, the actual financial condition and results of operations of the combined company following the Transaction may not be consistent with, or evident from, the unaudited condensed pro forma financial information. Additionally, the purchase price used in preparing the pro forma financial information is based on the ten day VWAP of a Biota ordinary share as of September 17, 2012 and the U.S.$ to A$ exchange rate during the same period, which may be materially different from the actual ten day VWAP and the exchange rate used at the completion of the Transaction. The assumptions used in preparing the unaudited condensed pro forma financial information may not prove to be accurate, and other factors may affect the combined company’s financial condition or results of operations following the Transaction. The combined company’s stock price may be adversely affected if the actual results of the combined company fall short of the historical results reflected in the unaudited condensed pro forma financial information contained in this supplement. See “Update to Unaudited Pro Forma Condensed Consolidated Financial Information” beginning on page S-8 of this supplement.

Nabi’s actual liquidation/dissolution distribution amounts, if the Transaction is not completed and Nabi pursues a liquidation and dissolution of the company, may be significantly different from the current estimates.

In the event that the Transaction is not completed, either because of the failure of either Nabi’s or Biota’s stockholders to approve the Transaction, or the failure of another condition to completion of the Transaction, Nabi’s board of directors will consider alternative strategic options available to Nabi. If Nabi’s board of directors determines that liquidation and dissolution is advisable, it will approve a plan of liquidation and dissolution and submit the plan to Nabi stockholders for their approval. Any stockholder meeting to consider such a plan likely would be held approximately three or four months after the termination of the Transaction Agreement. Thereafter, if the plan is approved by stockholders, Nabi believes it will take approximately three years to complete the dissolution and winding-up process and distribute all remaining assets to Nabi stockholders in accordance with the DGCL. The DGCL requires a dissolving company to continue its legal existence for a period of at least three years after the filing of a certificate of dissolution with the Secretary of State of the State of Delaware for the purpose of winding up its business and affairs.

Following stockholder approval of a plan of liquidation and dissolution and the filing of a certificate of dissolution in Delaware but prior to the completion of the dissolution and winding-up process, Nabi likely will make one or more initial or interim liquidating distributions to Nabi stockholders of a majority of Nabi’s remaining cash assets, which distribution amounts will depend on known, unknown, contingent and pending claims at the time of the distributions. Nabi currently estimates such initial or interim liquidating distributions to be approximately $1.51 to $1.68 per share of Nabi common stock in the aggregate (assuming no changes to the currently outstanding number of shares of Nabi common stock). The estimated range of the liquidating distributions described in the preceding sentence is based on Nabi having cash of $67.2 million as of August 31, 2012, less approximately $2 million of estimated operating expenses until October 31, 2012 and less approximately $13 million in the aggregate to pay, and make provision for, existing and known potential claims and liabilities, including severance payments and transaction-related fees and liabilities, expenses related to continuing operations during the liquidation process, including making required regulatory filings and the establishment of a mechanism for collecting and distributing any future distributions, milestone or royalty payments under existing agreements and any potential new agreements with respect to NicVAX® (Nicotine Conjugate Vaccine) and Phoslyra®. In addition, a reserve amount of approximately $5 million to $10 million in the aggregate would be set aside for the satisfaction of unknown future contingent and potential claims and liabilities in accordance with the DGCL. The amount remaining from the $5 million to $10 million reserve, if any, together with any other remaining assets, after satisfying Nabi’s remaining, actual, contingent or potential claims and liabilities will be distributed to the stockholders. Nabi currently is unable to predict the precise nature, amount or timing of the liquidating distributions described above. The range of the liquidating distributions and the other amounts referred to in this paragraph are preliminary estimates based on the information currently available to Nabi and are subject to change based on factors currently unknown to Nabi that may affect its remaining cash in the future, such as additional expenditures and/or liabilities. Therefore, the actual amounts of the liquidating distributions may be lower or higher than Nabi’s current estimates.

CAUTIONARY STATEMENT REGARDING

FORWARD-LOOKING STATEMENTS

This supplement contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including under the headings “Update to Summary,” “Update to Risk Factors,” “Update to The Transaction,” and elsewhere in this supplement. Statements in this supplement that are not historical facts are “forward-looking statements.” These statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, financial position, levels of activity, performance or achievements of Nabi, Biota or the combined company to be materially different from any future results, financial position, levels of activity, performance or achievements expressed or implied by such forward-looking statements. In some cases, you can identify these statements by forward-looking words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “should,” “will” and “would” or similar words. You should read statements that contain these words carefully because they discuss the companies’ future expectations, contain projections of the companies’ future results of operations or of the companies’ financial positions, or state other forward-looking information. Nabi believes that it is important to communicate this information to Nabi’s investors. However, there may be events in the future that Nabi and Biota are not able to control or predict accurately. The risks described under “Update to Risk Factors” in this supplement and “Risk Factors” in the proxy statement dated August 7, 2012 previously distributed to you and in Nabi’s filings with the SEC, as well as any cautionary language in this supplement or the proxy statement, provide examples of risks, uncertainties and events that may cause the companies’ actual results to differ materially from the expectations that Nabi or Biota describe in the forward-looking statements. These risks, uncertainties and events include, but are not limited to:

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the occurrence of any event, change or other circumstances that could give rise to the termination of the Transaction Agreement, including a termination under circumstances that could require Nabi to pay a break fee;

•

the inability to complete the Transaction due to the failure of either party to obtain stockholder approval or the failure to satisfy other conditions to completion of the Transaction, including required regulatory approvals;

•	the failure of the Transaction to be completed for any other reason;

•	the outcome of legal proceedings, if any, instituted against Nabi and/or others relating to the Transaction Agreement or the Amendment;

•	diversion of management’s attention from ongoing business concerns;

•	the effect of the announcement of the Transaction on Nabi’s business relationships, operating results and business generally;

•	the amount of the costs, fees, expenses and charges related to the Transaction;

•

the actual amount of operating expenses, costs, liabilities, obligations and other variables that may affect the amount and timing of any distributions to stockholders in connection with any liquidation and dissolution of Nabi in the event that the Transaction is not completed;

•	changes in regulation and the regulatory environment;

•	competition in the markets in which the companies operate;

•	the ability of the companies to raise capital in the future; and

•	effects of natural catastrophes, terrorism and other interruptions to the business of the companies.

You should be aware that the occurrence of the events described in these risk factors and elsewhere in this supplement could have a material adverse effect on the business, results of operations and financial position of the companies. You should carefully consider the cautionary statements contained or referred to in this section in connection with any subsequent written or oral forward-looking statements that may be issued by Nabi or persons acting on Nabi’s behalf.

Nabi and Biota cannot guarantee future results, levels of activity, performance or achievements. You should not place undue reliance on the forward-looking statements included in this supplement, which apply only as of the date of the supplement. Except as required by applicable law, we are under no obligation (and expressly disclaim any such obligation) to publicly release any revision or update to any such forward-looking statements to reflect any future events or occurrences.

UPDATE TO THE SPECIAL MEETING

Date, Time and Place

The special meeting of Nabi stockholders was convened and adjourned on September 24, 2012 due to the absence of a quorum. The special meeting will be reconvened at The Bethesda Marriott Hotel, 5151 Pooks Hill Road, Bethesda, Maryland 20814 on October 22, 2012, at 4:30 p.m. local time in order to provide Nabi stockholders with sufficient time and opportunity to consider the amended terms of the Transaction, as described in this supplement.

Purpose

At the reconvened special meeting, the holders of Nabi’s common stock, par value $0.10 per share, will be asked to consider and vote upon the following six proposals:

1.	to approve an amendment to the Nabi certificate of incorporation to increase the authorized shares of Nabi common stock from 125,000,000 shares to 200,000,000 shares;

2.	to approve an amendment to the Nabi certificate of incorporation to change the name of Nabi from “Nabi Biopharmaceuticals” to “Biota Pharmaceuticals, Inc.”;

3.	to approve an amendment to the Nabi certificate of incorporation to effect a reverse stock split of Nabi common stock at any time prior to December 31, 2012 at a ratio ranging from four-to-one to eight-to-one, as determined by Nabi’s board of directors in its sole discretion;

4.	to approve the issuance of shares of Nabi common stock to Biota stockholders contemplated by the Transaction Agreement, as amended, pursuant to which Nabi will acquire all of the outstanding shares of Biota in exchange for shares of Nabi common stock, and Biota will become a wholly-owned subsidiary of Nabi;

5.	to approve, on an advisory (non-binding) basis, the compensation payable to certain executive officers of Nabi under existing arrangements in connection with the Transaction; and

6.	to approve one or more adjournments of the special meeting, if necessary or appropriate, including adjournments to permit further solicitation of proxies if there are insufficient votes at the time of the special meeting to approve any of proposals 1 through 4.

Board Recommendation

Nabi’s board of directors has unanimously reaffirmed its belief that the Transaction and the related transactions are advisable and in the best interests of Nabi and its stockholders. Accordingly, Nabi’s board of directors unanimously recommends that you vote “FOR” each of the proposals to be considered and voted upon at the reconvened special meeting. In connection with its decision to recommend that you vote “FOR” each of the proposals, Nabi’s board of directors has determined that it is advisable and in the best interests of Nabi and its stockholders to adopt each amendment to the Nabi certificate of incorporation and to issue the Nabi shares in connection with the Transaction.

Record Date

The record date for the reconvened special meeting is August 3, 2012, which is the same as the record date for the special meeting that was convened and adjourned on September 24, 2012. Only holders of Nabi common stock of record as of the close of business on August 3, 2012 are entitled to notice of, and to vote at, the reconvened special meeting or any adjournment or postponement thereof.

Support of Transaction by Mangrove

Mangrove had previously filed a proxy statement with the SEC indicating it would solicit proxies to vote against the proposals described in Nabi’s proxy statement dated August 7, 2012. However, Mangrove has now entered into a support agreement with Nabi pursuant to which Mangrove has agreed to terminate its solicitation in opposition to the Transaction and to support the Transaction, as amended, and to vote all of the shares of Nabi common stock owned by it in accordance with the recommendation of Nabi’s board of directors on each of the proposals set forth in the Nabi definitive proxy materials in connection with the Transaction. Mangrove has also made a public announcement that, in light of the support agreement entered into between Nabi and Mangrove, it will not vote any green proxy cards at the reconvened special meeting, or at any adjournments or postponements thereof. Accordingly, if you wish to vote on the proposals at the reconvened special meeting, then you must vote on the WHITE proxy card, WHITE voting instruction form or by telephone or via the Internet using the control number from the enclosed WHITE proxy card.

How to Vote

Whether or not you plan to attend the reconvened special meeting in person, you should submit your proxy as soon as possible.

If you own shares of Nabi common stock in your own name, you are an owner or holder of record. This means that you may use the enclosed WHITE proxy card or the Internet or telephone voting options to tell the persons named as proxies how to vote your shares of Nabi common stock. You have four voting options:

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In Person.    To vote in person, come to the reconvened special meeting and you will be able to vote by ballot. To ensure that your shares are voted at the reconvened special meeting, Nabi’s board of directors recommends that you submit a proxy even if you plan to attend the reconvened special meeting.

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Mail.    To vote using the enclosed WHITE proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the enclosed return envelope. If you return your signed WHITE proxy card to Nabi before the reconvened special meeting, Nabi will vote your shares as you direct.

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Telephone.    To vote by telephone, dial the toll-free telephone number located on the enclosed WHITE proxy card using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the enclosed WHITE proxy card. Your vote must be received by 11:59 p.m., Eastern Time, on October 21, 2012 to be counted.

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Internet.    To vote over the Internet, go to the web address located on the enclosed WHITE proxy card to complete an electronic proxy card. You will be asked to provide the company number and control number from the enclosed WHITE proxy card. Your vote must be received by 11:59 p.m., Eastern Time, on October 21, 2012 to be counted.

If you previously submitted a WHITE proxy card, WHITE voting instruction form or voted over the telephone or via the Internet for the special meeting of stockholders that was convened and adjourned on September 24, 2012, and you have not subsequently revoked your proxy, Nabi intends to vote your proxy at the reconvened special meeting in the manner you specified. You do not need to do anything further if you do not wish to revoke or change your vote.

If your shares of common stock are held in “street name” by your broker, bank or other nominee, you should have received a WHITE voting instruction form, as well as voting instructions with this supplement from that organization rather than from Nabi. Your broker, bank or other nominee will vote your shares only if you provide instructions to that organization on how to vote. You should provide your broker, bank or other nominee with instructions regarding how to vote your shares by following the enclosed instructions provided by that organization. Your shares will not be voted with respect to any proposal for which you fail to provide instructions, which will have the same effect as voting against the Charter Amendment Proposals, but which will have no effect on approval of the other proposals.

The Internet and telephone voting options available to holders of record are designed to authenticate stockholders’ identities, to allow stockholders to give their proxy voting instructions and to confirm that these instructions have been properly recorded. Proxies submitted over the Internet or by telephone through such a program must be received by 11:59 p.m. Eastern Time on October 21, 2012. Submitting a proxy will not affect your right to vote in person if you decide to attend the reconvened special meeting.

Revoking Your Proxy

Your grant of a proxy on the enclosed WHITE proxy card or through one of the alternative methods discussed above does not prevent you from voting in person or otherwise revoking your proxy at any time before it is voted at the reconvened special meeting. If your shares of Nabi common stock are registered in your own name, you may revoke your proxy in one of the following ways:

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by delivering to Nabi Biopharmaceuticals, 12270 Wilkins Avenue, Rockville, Maryland 20852, Attn: Corporate Secretary, a written notice revoking your proxy that bears a date later than the date of the proxy that you are revoking and that is received before the special meeting;

•	by submitting another proxy card bearing a later date and mailing it so that it is received before the reconvened special meeting;

•	by submitting another proxy using the Internet or telephone voting procedures; or

•

by attending the reconvened special meeting and voting in person, although simply attending the meeting will not revoke your proxy, as you must deliver a notice of revocation or vote at the reconvened special meeting in order to revoke a prior proxy.

If you have instructed a broker, bank or other nominee to vote your shares, you must follow the directions received from your broker, bank or other nominee if you wish to change your vote.

Your last vote is the vote that will be counted.

Assistance

If you need assistance in completing your WHITE proxy card or have questions regarding the various voting options with respect to the reconvened special meeting, please contact Nabi’s proxy solicitor, Morrow & Co., LLC at (203) 658-9400 or toll-free at (800) 607-0088.

UPDATE TO THE TRANSACTION

Structure of the Transaction

Nabi and Biota are proposing to engage in a business combination under Australian corporate law, pursuant to which Nabi will acquire all of the outstanding ordinary shares of Biota, and Biota will thereby become a wholly-owned subsidiary of Nabi. As set forth in the Transaction Agreement, as amended, the business combination will be carried out in accordance with a scheme of arrangement to be submitted for approval by the Supreme Court of Victoria, Australia. The completion of the Transaction requires, among other things, the approval of Nabi’s stockholders at the reconvened special meeting and the approval of Biota’s stockholders at a separate special meeting of Biota stockholders.

Pursuant to the Transaction Agreement, as amended by the Amendment, the actual number of shares of Nabi common stock to be issued to Biota stockholders in exchange for ordinary shares of Biota, and therefore the actual percentage ownership of the outstanding common stock of the combined company to be held by current Nabi stockholders, will be determined under a collar mechanism based on the volume-weighted average price (VWAP) of a Biota ordinary share on the Australian Securities Exchange (ASX) during the 10 trading days ending on the trading day prior to either the Nabi stockholder meeting or the Biota stockholder meeting to approve proposals related to the Transaction, whichever one takes place first (the ten day VWAP), as converted into U.S. dollars. (Under the terms of the Amendment, certain types of trades in Biota ordinary shares that are based on pre-negotiated prices are excluded for purposes of measuring the VWAP.) The collar range consists of a ten day VWAP equal to or greater than A$0.62 and equal to or less than A$0.86. The exchange rate used to convert the ten day VWAP from Australian to U.S. dollars will be the historical daily exchange rate of the Australian dollar against the U.S. dollar on each corresponding day of the ten day VWAP, as published by the Reserve Bank of Australia. The actual exchange ratio will be computed pursuant to a formula set forth in the Amendment at the time the ten day VWAP has been determined. It is expected that Nabi’s reconvened stockholder meeting to approve proposals related to the Transaction will occur first. Nabi intends to issue a press release which will disclose the exchange ratio promptly after the ten day VWAP has been computed on the trading day (currently expected to be October 19, 2012) prior to the reconvened special meeting.

If the ten day VWAP is equal to or greater than A$0.62 or equal to or less than A$0.86, the exchange ratio will be based on the actual ten day VWAP. If the ten day VWAP is less than A$0.62, Nabi may terminate the Transaction Agreement, as amended. If Nabi does not exercise its right to terminate the Transaction Agreement, then the exchange ratio will be based on a specified ten day VWAP of A$0.62. If the ten day VWAP is greater than A$0.86, Biota may terminate the Transaction Agreement, as amended. If Biota does not exercise its right to terminate the Transaction Agreement, then the exchange ratio will be based on a specified ten day VWAP of A$0.86. Neither Nabi nor Biota will be required to pay a break fee to the other party for terminating the Transaction Agreement as described above.

For purposes of illustration only, utilizing the collar range of the ten day VWAP described above and the average of the historical daily exchange rates during the ten trading days ending on September 17, 2012 (the day on which Nabi and Biota entered into the Amendment), which is equal to U.S.$1.00 to A$0.9637, each ordinary share of Biota will be transferred to Nabi in exchange for between approximately 0.685901587 and approximately 0.951411879 shares of Nabi common stock. As a result, shares of Nabi common stock issued to former Biota stockholders will represent between approximately 81.3% and 85.8% of the outstanding common stock of the combined company and shares of Nabi common stock held by current Nabi stockholders will represent between approximately 14.2% and 18.7% of the outstanding common stock of the combined company.

As an additional example, utilizing the actual ten day VWAP during the ten trading days ending on September 17, 2012 (the day on which Nabi and Biota entered into the Amendment), which is equal to A$0.7055, and the actual historical exchange rates during the same period, applied on a daily basis, each ordinary share of Biota will be transferred to Nabi in exchange for approximately 0.780554024 shares of Nabi common stock. As a result, shares of Nabi common stock issued to former Biota stockholders will represent approximately 83.2% of the outstanding common stock of the combined company and shares of Nabi common stock held by current Nabi stockholders will represent approximately 16.8% of the outstanding common stock of the combined company.

The table below shows additional examples based on the ten day VWAP during the ten trading days ending on September 17, 2012 and the bottom and the top of the collar range of A$0.62 and A$0.86:

Ten Day VWAP (A$)	Ten Day VWAP Converted to U.S.$(1)	Number of shares of Nabi common stock to be issued per Biota ordinary share	Total Number of shares of Nabi common stock to be issued to Biota stockholders	Ownership Percentage of the combined company by former Biota stockholders	Ownership Percentage of the combined company by Nabi stockholders
0.6200	0.643374000	0.685901587	128,539,785	81.3%	18.7%
0.7055	0.732157750	0.780554024	146,277,904	83.2%	16.8%
0.8600	0.892422000	0.951411879	178,297,122	85.8%	14.2%

(1)	Based on the actual historical daily exchange rates during the ten trading days ending on September 17, 2012, applied on a daily basis, the average of which is equal to U.S.$1.00 to A$0.9637.

The above examples are for illustration purposes only. The actual exchange ratio and the numbers of shares of Nabi common stock to be issued to Biota stockholders at the completion of the Transaction will depend on the actual ten day VWAP prior to either the Nabi stockholder meeting or the Biota stockholder meeting to approve proposals related to the Transaction, whichever one takes place first and the actual historical daily exchange rate during the same period as set forth in the Amendment. Therefore, the numbers used in the examples above may differ from the actual numbers due to movements in Biota’s share price and the U.S.$/A$ exchange rate between September 17, 2012 and the trading day prior to the first of the stockholder meetings. Nabi intends to issue a press release promptly after the ten day VWAP has been computed on the trading day (currently expected to be October 19, 2012) prior to the reconvened special meeting. However, only a limited period of time will be available to Nabi stockholders who wish to revoke their proxy or change their vote after the ten day VWAP and the exact exchange ratio have been computed. See “Update to Risk Factors” beginning on page S-26 of this supplement for more information on the currently unknown variables and the risks related to the exchange ratio.

The number of shares of common stock that Nabi expects to issue in the Transaction has significantly increased as a result of the reduction, pursuant to the Amendment, of the amount of cash to be contributed by Nabi to the combined company from $54 million to $27 million. Nabi previously expected that it would issue up to approximately 84.09 million shares of Nabi common stock in the Transaction. Pursuant to the amended terms of the Transaction, Nabi expects that it will instead issue between approximately 128.54 million and approximately 178.30 million shares (not taking into account the effect of the proposed reverse stock split) of Nabi common stock in the Transaction, as set forth in the table above, assuming an exchange rate of U.S.$1.00 to A$0.9637 and based on the collar range of the ten day VWAP.

Nabi plans to implement the reverse stock split with respect to its common stock prior to the completion of the Transaction, subject to the approval by Nabi stockholders at the reconvened special meeting. Nabi has not yet determined at what time it will implement the reverse stock split, and such reverse stock split may occur at any time prior to the completion of the Transaction. If the reverse stock split is implemented prior to the completion of the Transaction, and assuming that 0.780554024 shares of Nabi common stock will be issued in exchange for each outstanding ordinary share of Biota, the number of shares of Nabi common stock to be issued to Biota stockholders would be in the range of approximately 53.13 million to 26.57 million, depending on the actual reverse stock split ratio determined by Nabi’s board of directors.

Background of the Transaction

The proxy statement dated August 7, 2012 previously distributed to you describes the background of the Transaction up to and including August 7, 2012. The discussion below supplements that discussion up to and including September 25, the date of this supplement.

On or about or about August 7, 2012, Nabi distributed to Nabi stockholders of record as of August 3, 2012 a proxy statement, dated August 7, 2012, relating to its special meeting convened and adjourned on September 24, 2012.

On August 10, 2012, Mangrove filed with the SEC its definitive proxy statement opposing the Transaction and seeking votes from Nabi stockholders against all of the proposals to be presented by Nabi’s board of directors at the special meeting. In its definitive proxy statement, Mangrove expressed its belief that a liquidation of Nabi would allow Nabi stockholders to realize a greater return on their investment than the Transaction, as originally proposed, and also cited other reasons for its opposition to the terms of the original Transaction.

On August 16, 2012, Mangrove issued a press release, a copy of which was filed with the SEC, announcing the distribution of a letter to Nabi stockholders urging them to vote against the proposals related to the Transaction, as originally proposed, to be presented at the special meeting. The press release included a copy of such letter.

Also on August 16, 2012, Nabi’s board of directors held a meeting, which included representatives from its proxy solicitation agent and outside legal counsel, and reviewed Mangrove’s letter and authorized the preparation and distribution to Nabi stockholders of a letter from Nabi’s board of directors responding to Mangrove’s claims.

On August 23, 2012, Nabi issued a press release, a copy of which was filed with the SEC, announcing the distribution of a letter from Nabi’s board of directors to Nabi stockholders responding to Mangrove’s claims and urging the stockholders to vote in favor of the proposals related to the Transaction, as originally proposed, to be presented at the special meeting. The press release included a copy of such letter that was mailed to the Nabi stockholders.

On September 4, 2012 Nabi filed with the SEC presentation materials Nabi had provided to Institutional Shareholder Services Inc. (“ISS”).

On September 6, 2012, Nabi issued a press release, a copy of which was filed with the SEC, announcing that Biota had entered into advanced discussions with Russell H. Plumb with a view to agreeing on the terms and conditions for the appointment of Mr. Plumb as the President and Chief Executive Officer of the combined company.

On September 12, 2012, Mangrove issued a press release, a copy of which was filed with the SEC on September 14, 2012, announcing that that both ISS and Glass Lewis & Co. recommended that Nabi stockholders vote against all proposals related to the Transaction, as originally proposed.

On or about September 13, 2012, management of Nabi and Biota commenced discussions regarding possibly amending the Transaction Agreement, in part to address the fact that, since the Transaction was first announced in April 2012, the market value of Biota’s outstanding shares has declined. Such discussions continued until the execution of the Amendment on September 17, 2012.

On September 13, 2012, Raafat E.F. Fahim, Nabi’s President and Chief Executive Officer, Geoffrey F. Cox, Chairman of Nabi’s board of directors, and Jason Aryah, a member of Nabi’s board of directors, met with representatives from Mangrove to discuss Mangrove’s opposition to the Transaction. At that time, Mangrove and its affiliates owned approximately 4% of Nabi’s outstanding shares of Nabi common stock. Mangrove reaffirmed is opposition to the Transaction, as originally proposed, based upon its view that the liquidation of Nabi would be more beneficial to Nabi stockholders that than the then-existing terms of the Transaction.

Also on September 13, 2012, Nabi and Mangrove entered into a confidentiality agreement to allow the parties to exchange confidential information regarding discussion between Nabi and Biota with respect to a potential amendment to the Transaction Agreement.

On September 14, 2012, Nabi’s board of directors held a meeting, which included representatives from its proxy solicitation agent and outside legal counsel, at which meeting, Nabi’s board of directors authorized management to discuss with Mangrove the proposed amendment terms to the Transaction Agreement that had been negotiated by Nabi and Biota in order to ascertain whether Mangrove would support the Transaction if its terms were amended as proposed.

Shortly after the meeting of Nabi’s board of directors, Dr. Fahim discussed with representatives of Mangrove the proposed amendment terms to the Transaction Agreement. During the course of the discussions, representatives of Mangrove informed Dr. Fahim that Mangrove would support the Transaction if amended as currently proposed and withdraw its opposition to the Transaction, provided that Nabi and Mangrove enter into a mutually agreeable support agreement.

During September 15 and 16, 2012, Mangrove and Nabi negotiated a form of support agreement to be entered into between the parties.

On September 17, 2012, Nabi’s board of directors approved the Amendment to the Transaction Agreement, the negotiated support agreement between Nabi and Mangrove, and unanimously reaffirmed its belief that the Transaction, as amended by the Amendment, and the related transactions are advisable and in the best interests of Nabi and its stockholders, and unanimously recommended that you vote “FOR” each of the proposals described above at the reconvened special meeting. For more information about the terms of the Amendment, see “Update to the Transaction Agreement” beginning on page S-44 of this supplement. Nabi’s board of directors also determined that the Transaction, as amended, would provide greater value to Nabi’s stockholders than the liquidation of Nabi, in large part because of the savings of the anticipated significant time and expense involved in the liquidation and dissolution process.

Also on September 17, 2012, Nabi entered into a support agreement with Mangrove pursuant to which Mangrove agreed to terminate its opposition to the Transaction and to support the Transaction, as amended.

Also on September 17, 2012, Nabi and Biota entered into the Amendment. Following the entry into the Amendment, Nabi issued a press release announcing the Amendment and Mangrove’s support for the amended Transaction.

On September 18, 2012, Nabi filed copies of the Amendment, the support agreement and the press release announcing the Amendment with the SEC.

On September 19, 2012, Mangrove issued a press release, a copy of which was filed with the SEC on September 20, 2012, announcing the termination of its opposition to the Transaction and its support for the Transaction, as amended by the Amendment.

On September 24, 2012, the special meeting was convened and adjourned due to the absence of a quorum. At the meeting, Nabi announced that the special meeting will be reconvened at The Bethesda Marriott Hotel, 5151 Pooks Hill Road, Bethesda, Maryland 20814 on October 22, 2012, at 4:30 p.m. local time in order to provide Nabi stockholders with sufficient time and opportunity to consider the amended terms of the Transaction, as described in this supplement. Nabi also issued a press release regarding the adjournment of the special meeting and announcing the date, time and place of the special meeting to be reconvened.

Nabi Reasons for the Transaction

Nabi’s board of directors has unanimously reaffirmed its belief that the Transaction and the related transactions are advisable and in the best interests of Nabi and its stockholders. In reaching its determination, Nabi’s board of directors consulted and received advice from its financial and legal advisors and Nabi’s management and considered a number of factors, including the following material factors:

•

The reduction, pursuant to the Amendment, of the amount of cash to be contributed by Nabi to the combined company from $54 million to $27 million potentially allows Nabi, after satisfying outstanding liabilities, to distribute a greater amount of cash to Nabi stockholders in the form of a dividend or return of capital.

•

The Amendment modifies the exchange ratio by linking the number of shares of Nabi common stock that Biota stockholders will receive in the Transaction to Biota’s stock price, which addresses the fact that, since the Transaction was first announced in April 2012, the market value of Biota’s outstanding shares has declined.

•

The collar mechanism provided in the Amendment permits Nabi to terminate the Transaction Agreement without paying a break fee in the event that the ten day VWAP is less than A$0.62, thereby limiting the exposure of Nabi stockholders to a decline in Biota’s stock price.

•

The Nabi board of directors considered statements by Nabi stockholders that there would likely be increased stockholders support for approving the Transaction as a result of the additional value that Nabi stockholders will receive pursuant to the amended Transaction Agreement.

Recommendation of the Nabi Board of Directors

After careful consideration, Nabi’s board of directors unanimously reaffirmed its belief that the Transaction and the related transactions are advisable and in the best interests of Nabi and its stockholders. Accordingly, Nabi’s board of directors unanimously recommends that Nabi’s stockholders vote:

•	“FOR” approval of an amendment to the Nabi certificate of incorporation to increase the authorized shares of Nabi common stock from 125,000,000 shares to 200,000,000 shares;

•	“FOR” approval of an amendment to the Nabi certificate of incorporation to change the name of Nabi from “Nabi Biopharmaceuticals” to “Biota Pharmaceuticals, Inc.”;

•

“FOR” approval of an amendment to the Nabi certificate of incorporation to effect a reverse stock split of Nabi common stock at any time prior to December 31, 2012 at a ratio ranging from four-to-one to eight-to-one, as determined by Nabi’s board of directors in its sole discretion;

•

“FOR” approval of the issuance of shares of Nabi common stock to Biota stockholders contemplated by the Transaction Agreement, as amended, pursuant to which Nabi will acquire all of the outstanding shares of Biota in exchange for shares of Nabi common stock, and Biota will become a wholly-owned subsidiary of Nabi;

•	“FOR” approval, on an advisory (non-binding) basis, of the compensation payable to certain executive officers of Nabi under existing arrangements in connection with the Transaction; and

•

“FOR” approval of one or more adjournments of the special meeting, if necessary or appropriate, including adjournments to permit further solicitation of proxies if there are insufficient votes at the time of the special meeting to approve any of proposals 1 through 4.

Board of Directors and Management of the Combined Company Following the Transaction; Headquarters

Biota has entered into advanced discussions with Russell H. Plumb, the former President and Chief Executive Officer of Inhibitex, Inc., with a view to agreeing on the terms and conditions for the appointment of Mr. Plumb as the President and Chief Executive Officer of Biota Pharmaceuticals, Inc., the combined company, upon the successful completion of the Transaction. It is also expected that Mr. Plumb will be appointed as a director of the combined company. The terms, conditions and timing of Mr. Plumb’s potential employment with the combined company are under discussion and have not been finalized, as the Transaction is subject to certain conditions as described in this supplement and the proxy statement dated August 7, 2012 previously distributed to you. We cannot make any assurances at this time that Mr. Plumb will become the President and Chief Executive Officer of the combined company.

Mr. Plumb served as President, Chief Executive Officer and Chief Financial Officer of Inhibitex, Inc., a U.S. publicly-traded, clinical-stage drug development company, from December 2006 through February 2012, when it was acquired by Bristol-Myers Squibb for approximately $2.5 billion. Prior to its acquisition, Inhibitex focused its resources in recent years on developing antiviral, small molecules, including compounds to treat hepatitis C virus (HCV).

See also “The Transaction—Board of Directors and Management of the Combined Company Following the Transaction; Headquarters” beginning on page 76 of the proxy statement dated August 7, 2012 previously distributed to you for more information regarding the persons who will serve as directors of the combined company after the completion of the Transaction.

UPDATE TO CONSIDERATIONS BY NABI’S BOARD OF DIRECTORS IF THE TRANSACTION IS NOT COMPLETED

In the event that the Transaction is not completed, either because of the failure of either Nabi’s or Biota’s stockholders to approve the Transaction, or the failure of another condition to completion of the Transaction, Nabi’s board of directors will consider alternative strategic options available to Nabi. If Nabi’s board of directors determines that liquidation and dissolution is advisable, it will approve a plan of liquidation and dissolution and submit the plan to Nabi stockholders for their approval. Any stockholder meeting to consider such a plan likely would be held approximately three or four months after the termination of the Transaction Agreement. Thereafter, if the plan is approved by stockholders, Nabi believes it will take approximately three years to complete the dissolution and winding-up process and distribute all remaining assets to Nabi stockholders in accordance with the DGCL. The DGCL requires a dissolving company to continue its legal existence for a period of at least three years after the filing of a certificate of dissolution with the Secretary of State of the State of Delaware for the purpose of winding up its business and affairs.

Following stockholder approval of a plan of liquidation and dissolution and the filing of a certificate of dissolution in Delaware but prior to the completion of the dissolution and winding-up process, Nabi likely will make one or more initial or interim liquidating distributions to Nabi stockholders of a majority of Nabi’s remaining cash assets, which distribution amounts will depend on known, unknown, contingent and pending claims at the time of the distributions. Nabi currently estimates such initial or interim liquidating distributions to be approximately $1.51 to $1.68 per share of Nabi common stock in the aggregate (assuming no changes to the currently outstanding number of shares of Nabi common stock). The estimated range of the liquidating distributions described in the preceding sentence is based on Nabi having cash of $67.2 million as of August 31, 2012, less approximately $2 million of estimated operating expenses until October 31, 2012 and less approximately $13 million in the aggregate to pay, and make provision for, existing and known potential claims and liabilities, including severance payments and transaction-related fees and liabilities, expenses related to continuing operations during the liquidation process, including making required regulatory filings and the establishment of a mechanism for collecting and distributing any future distributions, milestone or royalty payments under existing agreements and any potential new agreements with respect to NicVAX® (Nicotine Conjugate Vaccine) and Phoslyra®. In addition, a reserve amount of approximately $5 million to $10 million in the aggregate would be set aside for the satisfaction of unknown future contingent and potential claims and liabilities in accordance with the DGCL. The amount remaining from the $5 million to $10 million reserve, if any, together with any other remaining assets, after satisfying Nabi’s remaining, actual, contingent or potential claims and liabilities will be distributed to the stockholders. Nabi currently is unable to predict the precise nature, amount or timing of the liquidating distributions described above. The range of the liquidating distributions and the other amounts referred to in this paragraph are preliminary estimates based on the information currently available to Nabi and are subject to change based on factors currently unknown to Nabi that may affect its remaining cash in the future, such as additional expenditures and/or liabilities. Therefore, the actual amounts of the liquidating distributions may be lower or higher than Nabi’s current estimates.

UPDATE TO REPURCHASE OF SHARES OF NABI COMMON STOCK; DIVIDENDS AND DISTRIBUTIONS; CONTINGENT VALUE RIGHTS

Dividends and Distributions

Before completion of the Transaction, Nabi plans to return to its stockholders its remaining cash in excess of the $27 million required under the Transaction Agreement, as amended by the Amendment, to be held by Nabi at the completion of the Transaction after satisfying outstanding liabilities. Such distribution is expected to take the form of a dividend or return of capital, and currently is expected to be in the range of approximately $28 million to $31 million in the aggregate. The range of $28 million to $31 million represents the additional $27 million in cash to be distributed as a result of the Amendment, pursuant to which the amount of cash to be contributed to the combined company was reduced from $54 million to $27 million, plus estimated excess cash of between approximately $1 million and $4 million.

Certain U.S. Federal Income Tax Consequences to U.S. Stockholders of Distributions of Cash and Contingent Value Rights

The following summary describes certain material U.S. federal income tax consequences to U.S. holders of Nabi common stock of the proposed pro rata distribution of additional cash and CVRs.

Unless otherwise specifically indicated herein, this summary addresses the tax consequences only to a beneficial owner of Nabi common stock that for U.S. income tax purposes is: (1) a citizen or individual resident of the U.S., (2) a corporation organized in or under the laws of the U.S. or any state thereof or the District of Columbia, (3) an estate whose income is subject to U.S. federal income taxation regardless of its source, or (4) any trust if a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or it has a valid election in place to be treated as a U.S. person (a “U.S. holder”). This summary does not address all of the tax consequences that may be relevant to any particular investor, including tax considerations that arise from rules of general application to all taxpayers or to certain classes of taxpayers or that are generally assumed to be known by investors. This summary also does not address the tax consequences to (i) beneficial owners of Nabi common stock that are not U.S. holders, (ii) persons that may be subject to special treatment under U.S. federal income tax law, such as banks, insurance companies, thrift institutions, regulated investment companies, real estate investment trusts, tax-exempt organizations, U.S. expatriates, persons subject to the alternative minimum tax, traders in securities that elect to mark to market and dealers in securities or currencies, (iii) persons that hold Nabi common stock as part of a position in a “straddle” or as part of a “hedging,” “conversion” or other integrated investment transaction for federal income tax purposes, or (iv) persons that do not hold Nabi common stock as “capital assets” (generally, property held for investment).

This summary is based on the provisions of the Internal Revenue Code of 1986, as amended, U.S. Treasury regulations, administrative rulings and judicial authority, all as in effect as of September 25, 2012. Subsequent developments in U.S. federal income tax law, including changes in law or differing interpretations, which may be applied retroactively, could have a material effect on the U.S. federal income tax consequences of the distribution of cash and CVRs.

Each prospective investor should consult its own tax advisor regarding the U.S. federal, state, local, and foreign income and other tax consequences of the distribution of cash and CVRs.

If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of Nabi common stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Partnerships that hold Nabi common stock, and partners in such partnerships, should consult their own tax advisors regarding the U.S. federal income tax consequences of the distribution of cash and CVRs.

Each holder of Nabi common stock will be treated for U.S. federal income tax purposes as receiving a distribution from Nabi equal to the amount of cash received plus the fair market value of the CVRs received. That distribution should be treated as a dividend to the extent of Nabi’s current and accumulated earnings and profits, if any. To the extent that the amount distributed exceeds Nabi’s earnings and profits, it should be applied against and reduce the holder’s basis for the holder’s shares of Nabi common stock, and, to the extent that it exceeds such basis, it should be treated as capital gain. Nabi does not expect to have current or accumulated earnings and profits through the end of 2012. If that is the case, no part of the distribution should be treated as a dividend. If the holder has held Nabi shares for more than one year, capital gain recognized by the holder should qualify as long-term capital gain. Subject to certain exceptions, dividends and long-term capital gains received by certain non-corporate U.S. holders during taxable years beginning before January 1, 2013 will be taxed at a maximum federal rate of 15%. Under current law, this 15% rate is scheduled to increase as of January 1, 2013, but this change in rate may be deferred or altered by subsequent changes in the law.

The immediately preceding paragraph assumes that the distribution of cash and CVRs by Nabi to its stockholders will be treated for U.S. federal income tax purposes as a transaction that is separate and distinct from the reverse stock split and the Transaction. If, contrary to that assumption, the distribution of cash and CVRs were integrated for tax purposes with the reverse stock split and/or the Transaction, this could affect the calculation of the extent to which the distribution constitutes a taxable dividend or capital gain. Holders of Nabi common stock are urged to consult with their tax advisors regarding the tax treatment of the distribution.

U.S. Information Reporting and Backup Withholding.    Information returns generally will be required to be filed with the Internal Revenue Service (“IRS”) with respect to the distribution of cash and CVRs to holders of Nabi common stock. In addition, U.S. holders may be subject to a backup withholding (at the current applicable rate of 28%) on the payment of such cash if they do not provide their taxpayer identification numbers in the manner required or otherwise fail to comply with applicable backup withholding tax rules. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or allowed as a credit against the U.S. holder’s federal income tax liability, if any, provided the required information is timely furnished to the IRS.

UPDATE TO REGULATORY AND OTHER APPROVALS REQUIRED FOR THE TRANSACTION

Biota Stockholder Approval

Biota is expected to hold a special meeting of its stockholders on or about October 23, 2012 to consider and vote upon a resolution to approve the Transaction.

UPDATE TO THE TRANSACTION AGREEMENT

The following section describes the material terms of the Amendment to the Transaction Agreement. This description of the Amendment to the Transaction Agreement is qualified in its entirety by reference to the full text of the Amendment to the Transaction Agreement, which is attached as Annex S-A to this supplement and is incorporated herein by reference. The Amendment to the Transaction Agreement has been included to provide you with information regarding its terms. Nabi encourages you to read the entire Transaction Agreement and the Amendment to the Transaction Agreement. The Amendment to the Transaction Agreement is not intended to provide any other factual information about Nabi. Such information can be found elsewhere in this supplement and in the other public filings that Nabi makes with the SEC, which are available without charge at www.sec.gov.

Form of the Transaction; Transaction Consideration

On April 22, 2012, Nabi and Biota entered into the Transaction Agreement, which was subsequently amended on August 6, 2012 and further amended by the Amendment on September 17, 2012. Under the Transaction Agreement, as amended, it was agreed that, subject to the terms and conditions set forth in the Transaction Agreement, Nabi would acquire all of the outstanding ordinary shares of Biota in accordance with a scheme of arrangement to be submitted for approval by the Supreme Court of Victoria, Australia. Subject to the terms and conditions set forth in the Transaction Agreement, each ordinary share of Biota capital stock will be exchanged for newly issued shares of Nabi common stock, and Biota will become a wholly-owned subsidiary of Nabi. Biota has represented to Nabi in the Transaction Agreement that, immediately prior to the completion of the Transaction, there will be no outstanding rights to acquire ordinary shares of Biota pursuant to any Biota equity incentive plan. Existing shares of Nabi common stock outstanding at the completion of the Transaction will remain outstanding. In connection with the Transaction, Nabi will change its name to “Biota Pharmaceuticals, Inc.” but will remain listed on the NASDAQ Stock Market (either on the NASDAQ Global or the NASDAQ Global Select exchange) and headquartered in the U.S.

Pursuant to the Transaction Agreement, as amended by the Amendment, the actual number of shares of Nabi common stock to be issued to Biota stockholders in exchange for ordinary shares of Biota, and therefore the actual percentage ownership of the outstanding common stock of the combined company to be held by current Nabi stockholders, will be determined under a collar mechanism based on the volume-weighted average price (VWAP) of a Biota ordinary share on the Australian Securities Exchange (ASX) during the 10 trading days ending on the trading day prior to either the Nabi stockholder meeting or the Biota stockholder meeting to approve proposals related to the Transaction, whichever one takes place first (the ten day VWAP), as converted into U.S. dollars. (Under the terms of the Amendment, certain types of trades in Biota ordinary shares that are based on pre-negotiated prices are excluded for purposes of measuring the VWAP.) The collar range consists of a ten day VWAP equal to or greater than A$0.62 and equal to or less than A$0.86. The exchange rate used to convert the ten day VWAP from Australian to U.S. dollars will be the historical daily exchange rate of the Australian dollar against the U.S. dollar on each corresponding day of the ten day VWAP, as published by the Reserve Bank of Australia. The actual exchange ratio will be computed pursuant to a formula set forth in the Amendment at the time the ten day VWAP has been determined. It is expected that Nabi’s reconvened stockholder meeting to approve proposals related to the Transaction will occur first. Nabi intends to issue a press release which will disclose the exchange ratio promptly after the ten day VWAP has been computed on the trading day (currently expected to be October 19, 2012) prior to the reconvened special meeting.

If the ten day VWAP is equal to or greater than A$0.62 or equal to or less than A$0.86, the exchange ratio will be based on the actual ten day VWAP. If the ten day VWAP is less than A$0.62, Nabi may terminate the Transaction Agreement, as amended. If Nabi does not exercise its right to terminate the Transaction Agreement, then the exchange ratio will be based on a specified ten day VWAP of A$0.62. If the ten day VWAP is greater than A$0.86, Biota may terminate the Transaction Agreement, as amended. If Biota does not exercise its right to terminate the Transaction Agreement, then the exchange ratio will be based on a specified ten day VWAP of

A$0.86. Neither Nabi nor Biota will be required to pay a break fee to the other party for terminating the Transaction Agreement as described above.

For purposes of illustration only, utilizing the collar range of the ten day VWAP described above and the average of the historical daily exchange rates during the ten trading days ending on September 17, 2012 (the day on which Nabi and Biota entered into the Amendment), which is equal to U.S.$1.00 to A$0.9637, each ordinary share of Biota will be transferred to Nabi in exchange for between approximately 0.685901587 and approximately 0.951411879 shares of Nabi common stock. As a result, shares of Nabi common stock issued to former Biota stockholders will represent between approximately 81.3% and 85.8% of the outstanding common stock of the combined company and shares of Nabi common stock held by current Nabi stockholders will represent between approximately 14.2% and 18.7% of the outstanding common stock of the combined company.

As an additional example, utilizing the actual ten day VWAP during the ten trading days ending on September 17, 2012 (the day on which Nabi and Biota entered into the Amendment), which is equal to A$0.7055, and the actual historical exchange rates during the same period, applied on a daily basis, each ordinary share of Biota will be transferred to Nabi in exchange for approximately 0.780554024 shares of Nabi common stock. As a result, shares of Nabi common stock issued to former Biota stockholders will represent approximately 83.2% of the outstanding common stock of the combined company and shares of Nabi common stock held by current Nabi stockholders will represent approximately 16.8% of the outstanding common stock of the combined company.

The table below shows additional examples based on the ten day VWAP during the ten trading days ending on September 17, 2012 and the bottom and the top of the collar range of A$0.62 and A$0.86:

Ten Day VWAP (A$)	Ten Day VWAP Converted to U.S.$(1)	Number of shares of Nabi common stock to be issued per Biota ordinary share	Total Number of shares of Nabi common stock to be issued to Biota stockholders	Ownership Percentage of the combined company by former Biota stockholders	Ownership Percentage of the combined company by Nabi stockholders
0.6200	0.643374000	0.685901587	128,539,785	81.3%	18.7%
0.7055	0.732157750	0.780554024	146,277,904	83.2%	16.8%
0.8600	0.892422000	0.951411879	178,297,122	85.8%	14.2%

(1)	Based on the actual historical daily exchange rates during the ten trading days ending on September 17, 2012, applied on a daily basis, the average of which is equal to U.S.$1.00 to A$0.9637.

The above examples are for illustration purposes only. The actual exchange ratio and the numbers of shares of Nabi common stock to be issued to Biota stockholders at the completion of the Transaction will depend on the actual ten day VWAP prior to either the Nabi stockholder meeting or the Biota stockholder meeting to approve proposals related to the Transaction, whichever one takes place first and the actual historical daily exchange rate during the same period as set forth in the Amendment. Therefore, the numbers used in the examples above may differ from the actual numbers due to movements in Biota’s share price and the U.S.$/A$ exchange rate between September 17, 2012 and the trading day prior to the first of the stockholder meetings. Nabi intends to issue a press release promptly after the ten day VWAP has been computed on the trading day (currently expected to be October 19, 2012) prior to the reconvened special meeting. However, only a limited period of time will be available to Nabi stockholders who wish to revoke their proxy or change their vote after the ten day VWAP and the exact exchange ratio have been computed. See “Update to Risk Factors” beginning on page S-26 of this supplement for more information on the currently unknown variables and the risks related to the exchange ratio.

The number of shares of common stock that Nabi expects to issue in the Transaction has significantly increased as a result of the reduction, pursuant to the Amendment, of the amount of cash to be contributed by Nabi to the combined company from $54 million to $27 million. Nabi previously expected that it would issue up to approximately 84.09 million shares of Nabi common stock in the Transaction. Pursuant to the amended terms of the Transaction, Nabi expects that it will instead issue between approximately 128.54 million and approximately 178.30 million shares (not taking into account the effect of the proposed reverse stock split) of Nabi common stock in the Transaction, as set forth in the table above, assuming an exchange rate of U.S.$1.00 to A$0.9637 and based on the collar range of the ten day VWAP.

Nabi plans to implement the reverse stock split with respect to its common stock prior to the completion of the Transaction, subject to the approval by Nabi stockholders at the reconvened special meeting. Nabi has not yet determined at what time it will implement the reverse stock split, and such reverse stock split may occur at any time prior to the completion of the Transaction. If the reverse stock split is implemented prior to the completion of the Transaction, and assuming that 0.780554024 shares of Nabi common stock will be issued in exchange for each outstanding ordinary share of Biota, the number of shares of Nabi common stock to be issued to Biota stockholders would be in the range of approximately 53.13 million to 26.57 million, depending on the actual reverse stock split ratio determined by Nabi’s board of directors.

Potential Adjustment to Transaction Consideration if a Reverse Stock Split is Implemented

Pursuant to the Amendment, in the event that Nabi implements a reverse stock split with respect to its common stock prior to the completion of the Transaction as permitted by the Transaction Agreement, the number of shares of Nabi common stock to be issued in exchange for each ordinary share of Biota will be adjusted in order to preserve the respective percentage of shares of the common stock of the combined company to be held immediately after the completion of the Transaction by former Biota stockholders on the one hand and by existing Nabi stockholders on the other hand. Such percentages cannot be determined until the actual exchange ratio has been computed at the time the ten day VWAP has been determined. It is expected that Nabi’s reconvened stockholder meeting to approve proposals related to the Transaction will occur first. Nabi intends to issue a press release which will disclose the exchange ratio promptly after the ten day VWAP has been computed on the trading day (currently expected to be October 19, 2012) prior to the reconvened special meeting.

Nabi plans to implement the reverse stock split with respect to its common stock prior to the completion of the Transaction, subject to the approval by Nabi stockholders at the reconvened special meeting. Nabi has not yet determined at what time it will implement the reverse stock split, and such reverse stock split may occur at any time prior to the completion of the Transaction.

Nabi Closing Net Cash Balance

The Transaction Agreement required that Nabi’s assets at the completion include $54 million in cash. Pursuant to the Amendment, the amount of cash has been reduced to $27 million. Nabi plans to return to its stockholders its remaining cash in excess of the $27 million required under the Transaction Agreement, as amended by the Amendment, to be held by Nabi at the completion of the Transaction after satisfying outstanding liabilities. Such distribution is expected to take the form of a dividend or return of capital, and currently is expected to be in the range of approximately $28 million to $31 million in the aggregate. The range of $28 million to $31 million represents the additional $27 million in cash to be distributed as a result of the Amendment, pursuant to which the amount of cash to be contributed to the combined company was reduced from $54 million to $27 million, plus estimated excess cash of between approximately $1 million and $4 million.

Conditions Precedent to the Transaction

Additional conditions to the obligations of Biota.    Under the Amendment, the obligations of Biota to complete the transaction as contemplated by the Transaction Agreement are also subject to the following condition precedent, among others, which may be waived by Biota: Nabi shall have provided to Biota at 8:00 a.m. on the second court date a Nabi closing net cash balance certificate showing a Nabi closing net cash balance of no less than $27 million. (Prior to the Amendment, the Transaction Agreement provided for an amount of cash of $54 million.)

Termination

By Either Party.    Either party may terminate the Transaction Agreement, as amended, by written notice to the other if, among other items provided in the Transaction Agreement, as amended, the scheme of arrangement has not become effective on or before November 30, 2012. (Prior to the Amendment, the Transaction Agreement provided for an end date of October 31, 2012.)

In addition, if there is a breach or non-fulfillment of a condition precedent that is not waived in accordance with the Transaction Agreement before November 30, 2012 or a condition precedent becomes incapable of satisfaction, either party may serve notice on the other party and the parties agree to consult in good faith to determine whether (1) the Transaction may proceed by way of alternative means or methods, (2) to extend the relevant time or date for satisfaction of the condition precedent, (3) to change the date of the application made to the Supreme Court of Victoria for orders under Australian corporate law approving the scheme of arrangement or to adjourn that application (as applicable) to another date to be agreed upon by Nabi and Biota or (4) to extend the November 30, 2012 end date. If Nabi and Biota are unable to reach such agreement within 15 business days after the delivery of the notice or any shorter period ending at 5:00 p.m. on the day before the second court date, either party may terminate the Transaction Agreement, provided that: (a) the condition precedent to which the notice relates is for the benefit of that party (whether or not the condition precedent is also for the benefit of the other party) and (b) there has been no failure by that party to comply with its obligations under the Transaction Agreement, where that failure directly and materially contributed to the condition precedent to which the notice relates becoming incapable of satisfaction or being breached or not fulfilled before November 30, 2012.

By Nabi.    In addition to other circumstances provided in the Transaction Agreement, Nabi may terminate the Transaction Agreement, as amended, at any time prior to either the Nabi stockholder meeting or the Biota stockholder meeting, whichever one takes place first, if the ten day VWAP is less than $0.62.

By Biota.    In addition to other circumstances provided in the Transaction Agreement, Biota may terminate the Transaction Agreement, as amended:

•	at any time prior to either the Nabi stockholder meeting or the Biota stockholder meeting, whichever one takes place first, if the ten day VWAP is greater than $0.86; or

•

if Nabi does not comply with its obligations, after the scheme of arrangement becomes effective, to provide the Nabi closing net cash balance certificate to Biota on the implementation date showing a Nabi closing net cash balance of no less than $27 million in accordance with the scheme of arrangement. (Prior to the Amendment, the Transaction Agreement provided for an amount of cash of $54 million.)

Break Fee

Nabi will not be required to pay a break fee to Biota for terminating the Transaction Agreement on the grounds that the ten day VWAP is less than A$0.62.

Biota will be required to pay a break fee to Nabi for terminating the Transaction Agreement on the grounds that the ten day VWAP is greater than A$0.86.

UPDATE TO PROPOSAL 1

AMENDMENT TO CERTIFICATE OF INCORPORATION TO INCREASE AUTHORIZED COMMON STOCK

General

Nabi’s board of directors has unanimously adopted a resolution authorizing, approving, declaring advisable and recommending to stockholders for their approval an amendment to Article Four of the Nabi certificate of incorporation increasing the total number of shares of its authorized common stock from 125,000,000 shares to 200,000,000 shares, as described under “Proposal 1—Amendment to Certificate of Incorporation to Increase Authorized Common Stock” beginning on page 130 of the proxy statement dated August 7, 2012 previously distributed to you. If you would like additional copies of the proxy statement, see “Where You Can Find More Information” beginning on page S-54 of this supplement.

Currently Authorized Common Stock

Of the 125 million currently authorized shares of Nabi common stock, 28,328,034 shares were outstanding and 35,244,273 shares were held as treasury stock at August 3, 2012. In addition, as of that date, a total of 2,684,079 shares of common stock had been reserved for possible issuance in the future for the following purposes:

•	2,304,844 shares of common stock reserved for issuance under Nabi’s 2007 Omnibus Equity and Incentive Plan; and

•	379,235 shares of common stock reserved for issuance under Nabi’s Employee Stock Purchase Plan.

For purposes of illustration only, utilizing the actual ten day VWAP during the ten trading days ending on September 17, 2012 (the day on which Nabi and Biota entered into the Amendment), which is equal to A$0.7055, and the actual historical exchange rates during the same period, applied on a daily basis, each ordinary share of Biota will be transferred to Nabi in exchange for approximately 0.780554024 shares of Nabi common stock. In view of the fact that a total of 66,256,386 shares of Nabi common stock are either outstanding, held as treasury stock or reserved for future issuance as described above, there remains 58,743,614 shares of unissued, unreserved shares available for future issuance, and assuming that 0.780554024 shares of Nabi common stock will be issued in exchange for each outstanding ordinary share of Biota, Nabi expects that it would issue up to approximately 146.28 million shares of common stock in the Transaction in the event that Nabi’s board of directors determines not to implement the reverse stock split described in this supplement and the proxy statement dated August 7, 2012 prior to the completion of the Transaction.

Nabi plans to implement the reverse stock split with respect to its common stock prior to the completion of the Transaction, subject to the approval by Nabi stockholders at the reconvened special meeting. Nabi has not yet determined at what time it will implement the reverse stock split, and such reverse stock split may occur at any time prior to the completion of the Transaction. If the reverse stock split is implemented prior to the completion of the Transaction, and assuming that 0.780554024 shares of Nabi common stock will be issued in exchange for each outstanding ordinary share of Biota, the number of shares of Nabi common stock to be issued to Biota stockholders would be in the range of approximately 53.13 million to 26.57 million, depending on the actual reverse stock split ratio determined by Nabi’s board of directors.

The above example is for illustration purposes only. The actual exchange ratio and the numbers of shares of Nabi common stock to be issued to Biota stockholders at the completion of the Transaction will depend on the actual ten day VWAP prior to either the Nabi stockholder meeting or the Biota stockholder meeting to approve proposals related to the Transaction, whichever one takes place first and the actual historical daily exchange rate during the same period as set forth in the Amendment. See “Update to Risk Factors” beginning on page S-26 of this supplement for more information on the currently unknown variables and the risks related to the exchange ratio.

Required Vote and Board of Directors’ Recommendation

Assuming the presence of a quorum, in order to become effective this proposal requires the affirmative vote of the majority of the shares of Nabi common stock outstanding as of the close of business on the record date for the reconvened special meeting. Abstentions, failures to submit a proxy (if you do not attend the reconvened special meeting in person) and any broker non-votes will have the same effect as a vote against this proposal.

Nabi’s board of directors unanimously recommends that you vote “FOR” the approval of this proposal.

UPDATE TO PROPOSAL 3

AMENDMENT TO CERTIFICATE OF INCORPORATION TO EFFECTUATE REVERSE STOCK SPLIT

General

Nabi’s board of directors has unanimously adopted a resolution authorizing, approving, declaring advisable and recommending to stockholders for their approval an amendment to the Nabi certificate of incorporation to effect a reverse stock split, as described under “Proposal 3—Amendment to Certificate of Incorporation to Effectuate Reverse Stock Split” beginning on page 134 of the proxy statement dated August 7, 2012 previously distributed to you. If you would like additional copies of the proxy statement, see “Where You Can Find More Information” beginning on page S-54 of this supplement.

Nabi plans to implement the reverse stock split with respect to its common stock prior to the completion of the Transaction, subject to the approval by Nabi stockholders at the reconvened special meeting. Nabi has not yet determined at what time it will implement the reverse stock split, and such reverse stock split may occur at any time prior to the completion of the Transaction.

Effect of the Reverse Stock Split on Holders of Outstanding Common Stock

Assuming that the reverse stock split is implemented immediately prior to the completion of the Transaction, it is expected that approximately 66.26 million shares issued (or reserved for issuance) will be affected by the reverse stock split, calculated as described above under “Update to Proposal 1—Amendment to Certificate of Incorporation to Increase Authorized Common Stock” beginning on page S-48 of this supplement. In addition, the number of shares of Nabi common stock that are issued to Biota stockholders upon completion of the Transaction will reflect the effect of the reverse stock split.

Depending on the ratio for the reverse stock split determined by Nabi’s board of directors, four, five, six, seven or eight shares of existing Nabi common stock, as determined by the board of directors, will be combined into one new share of common stock. The number of shares of Nabi common stock issued and outstanding will therefore be reduced, depending upon the reverse stock split ratio determined by Nabi’s board of directors.

For purposes of illustration only, utilizing the actual ten day VWAP during the ten trading days ending on September 17, 2012 (the day on which Nabi and Biota entered into the Amendment), which is equal to A$0.7055, and the actual historical exchange rates during the same period, applied on a daily basis, each ordinary share of Biota will be transferred to Nabi in exchange for approximately 0.780554024 shares of Nabi common stock. The table below shows the number of authorized and issued (or reserved for issuance) shares of Nabi common stock that will result from the listed hypothetical reverse stock split ratios (without giving effect to the treatment of fractional shares), including the shares of Nabi common stock that are issued to Biota stockholders upon completion of the Transaction assuming that 0.780554024 shares of Nabi common stock (as determined in the example above) will be issued in exchange for each outstanding ordinary share of Biota:

Approximate number of shares of Nabi common stock outstanding plus shares of Nabi common stock reserved for issuance following the reverse stock split (millions of shares)
1 for 4	1 for 5	1 for 6	1 for 7	1 for 8
53.13	42.51	35.42	30.62	26.57

The actual number of shares outstanding after giving effect to the reverse stock split, if implemented, will depend on the reverse stock split ratio that is ultimately determined by Nabi’s board of directors. Also, the above examples are for illustration purposes only. The actual exchange ratio and the numbers of shares of Nabi common stock to be issued to Biota stockholders at the completion of the Transaction will depend on the actual ten day VWAP prior to either the Nabi stockholder meeting or the Biota stockholder meeting to approve proposals related to the Transaction, whichever one takes place first and the actual historical daily exchange rate during the same period as set forth in the Amendment. See “Update to Risk Factors” beginning on page S-26 of this supplement for more information on the currently unknown variables and the risks related to the exchange ratio.

If approved and implemented, the reverse stock split will be realized simultaneously and in the same ratio for all of Nabi’s common stock. The reverse stock split will affect all holders of Nabi common stock uniformly and will not affect any stockholder’s percentage ownership interest in Nabi, except that as described under “Proposal 3—Amendment to Certificate of Incorporation to Effectuate Reverse Stock Split—Fractional Shares” beginning on page 138 of the proxy statement dated August 7, 2012 previously distributed to you, record holders of Nabi common stock otherwise entitled to a fractional share as a result of the reverse stock split will receive a cash payment in lieu of such fractional share. These cash payments will reduce the number of post-reverse stock split holders of Nabi common stock to the extent there are currently stockholders who would otherwise receive less than one share of Nabi common stock after the reverse stock split. In addition, the reverse stock split will not affect any stockholder’s proportionate voting power (subject to the treatment of fractional shares).

The reverse stock split may result in some stockholders owning “odd lots” of less than 100 shares of Nabi common stock. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in “round lots” of even multiples of 100 shares.

After the effective time of the reverse stock split, Nabi common stock will have a new Committee on Uniform Securities Identification Procedures (“CUSIP”) number, which is a number used to identify Nabi’s equity securities, and stock certificates with the older CUSIP number will need to be exchanged for stock certificates with the new CUSIP number by following the procedures described on page 137 of the proxy statement dated August 7, 2012 previously distributed to you. If you would like additional copies of the proxy statement, see “Where You Can Find More Information” beginning on page S-54 of this supplement.

Required Vote and Board of Directors’ Recommendation

Assuming the presence of a quorum, in order to become effective this proposal requires the affirmative vote of holders of a majority of the shares of Nabi common stock outstanding as of the close of business on the record date for the reconvened special meeting. Abstentions, failures to submit a proxy (if you do not attend the reconvened special meeting in person) and any broker non-votes will have the same effect as a vote against this proposal.

Nabi’s board of directors has unanimously recommends that you vote “FOR” the approval of this proposal.

UPDATE TO PROPOSAL 4

ISSUANCE OF NABI SHARES IN CONNECTION WITH THE TRANSACTION

NASDAQ Stock Market Listing Rule 5635 requires stockholder approval for the issuance of Nabi common stock (1) in connection with the acquisition of the stock or assets of another company if the issuance would result in an increase of 20% or more of the total number of shares of Nabi common stock outstanding before any such proposed issuance, or (2) that constitutes a change of control of Nabi. Both of these events will occur if the Transaction is completed.

As of August 3, 2012, 28,328,034 shares of Nabi common stock were issued and outstanding and 35,244,273 shares were held as treasury stock. For illustration purposes only, utilizing the actual ten day VWAP during the ten trading days ending on September 17, 2012 (the day on which Nabi and Biota entered into the Amendment), which is equal to A$0.7055, and the actual historical exchange rates during the same period, applied on a daily basis, each ordinary share of Biota will be transferred to Nabi in exchange for approximately 0.780554024 shares of Nabi common stock. As a result, upon the consummation of the Transaction and subject to adjustment as described below, shares of Nabi common stock issued to former Biota stockholders will represent approximately 83.2% of the outstanding common stock of the combined company and shares of Nabi common stock held by current Nabi stockholders will represent approximately 16.8% of the outstanding common stock of the combined company.

The table below shows additional examples based on the ten day VWAP during the ten trading days ending on September 17, 2012 and the bottom and the top of the collar range of A$0.62 and A$0.86:

Ten Day VWAP (A$)	Ten Day VWAP Converted to U.S.$(1)	Number of shares of Nabi common stock to be issued per Biota ordinary share	Total Number of shares of Nabi common stock to be issued to Biota stockholders	Ownership Percentage of the combined company by former Biota stockholders	Ownership Percentage of the combined company by Nabi stockholders
0.6200	0.643374000	0.685901587	128,539,785	81.3%	18.7%
0.7055	0.732157750	0.780554024	146,277,904	83.2%	16.8%
0.8600	0.892422000	0.951411879	178,297,122	85.8%	14.2%

(1)	Based on the actual historical daily exchange rates during the ten trading days ending on September 17, 2012, applied on a daily basis, the average of which is equal to U.S.$1.00 to A$0.9637.

The above examples are for illustration purposes only. The actual exchange ratio and the numbers of shares of Nabi common stock to be issued to Biota stockholders at the completion of the Transaction will depend on the actual ten day VWAP prior to either the Nabi stockholder meeting or the Biota stockholder meeting to approve proposals related to the Transaction, whichever one takes place first and the actual historical daily exchange rate during the same period as set forth in the Amendment. See “Update to Risk Factors” beginning on page S-26 of this supplement for more information on the currently unknown variables and the risks related to the exchange ratio.

The number of shares of common stock that Nabi expects to issue in the Transaction has significantly increased as a result of the reduction, pursuant to the Amendment, of the amount of cash to be contributed by Nabi to the combined company from $54 million to $27 million. Nabi previously expected that it would issue up to approximately 84.09 million shares of Nabi common stock in the Transaction. Pursuant to the amended terms of the Transaction, Nabi expects that it will instead issue between approximately 128.54 million and approximately 178.30 million shares (not taking into account the effect of the proposed reverse stock split) of Nabi common stock in the Transaction, as set forth in the table above, assuming an exchange rate of U.S.$1.00 to A$0.9637 and based on the collar range of the ten day VWAP.

In the event that Nabi implements the reverse stock split described in this supplement and the proxy statement dated August 7, 2012 before the completion of the Transaction, the number of shares of Nabi common stock to be issued in exchange for each ordinary share of Biota will be adjusted in accordance with the Transaction Agreement in order to preserve the respective percentage of shares of the outstanding common stock of the combined company to be held immediately after the completion of the Transaction by Biota’s former stockholders on the one hand and Nabi’s existing stockholders on the other hand. See “Update to Proposal 3—Amendment to Certificate of Incorporation to Effectuate Reverse Stock Split” beginning on page S-50 of this supplement for the potential range of shares to be issued to Biota stockholders if the reverse stock split is implemented prior to the completion of the Transaction.

Nabi plans to implement the reverse stock split with respect to its common stock prior to the completion of the Transaction, subject to the approval by Nabi stockholders at the reconvened special meeting. Nabi has not yet determined at what time it will implement the reverse stock split, and such reverse stock split may occur at any time prior to the completion of the Transaction.

Required Vote and Board of Directors’ Recommendation

Assuming the presence of a quorum, in order to become effective this proposal requires the affirmative vote of the holders of a majority of the shares of Nabi common stock properly cast on the proposal at the reconvened special meeting. Abstentions, failures to submit a proxy (if you do not attend the reconvened special meeting in person) and any broker non-votes will have no effect on the outcome of the vote on this proposal.

Nabi’s board of directors unanimously recommends that you vote “FOR” the approval of this proposal.

WHERE YOU CAN FIND MORE INFORMATION

Where Stockholders Can Find More Information About Nabi

Nabi files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document Nabi files at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Nabi’s SEC filings are also available to the public at the SEC’s website at www.sec.gov or at Nabi’s website at www.nabi.com. Unless otherwise provided below, the information provided in Nabi’s SEC filings (or available on Nabi’s website) is not part of this supplement and is not incorporated by reference.

The SEC allows Nabi to incorporate by reference into this supplement and the proxy statement dated August 7, 2012 documents it files with the SEC. This means that, if you are a Nabi stockholder, Nabi can disclose important information to you by referring you to those documents.

The information filed by Nabi and incorporated by reference is considered to be a part of this document, and later information that Nabi files with the SEC will update and supersede that information. Statements contained in this document, or in any document incorporated in this document by reference, regarding the contents of any contract or other document are not necessarily complete and each such statement is qualified in its entirety by reference to such contract or other document filed as an exhibit with the SEC. Nabi incorporates by reference the documents listed below and any documents filed by Nabi pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, (other than documents or information “furnished” to and not “filed” with the SEC) after the date of this supplement and before the date of the reconvened special meeting:

•	Annual Report on Form 10-K for the year ended December 31, 2011, as amended by the Form 10-K/A filed with the SEC on April 30, 2012;

•	Quarterly Reports on Form 10-Q for the quarters ended March 31, 2012 and June 30, 2012; and

•	Current Reports on Form 8-K or Form 8-K/A filed with the SEC on April 23, 2012, April 26, 2012, June 14, 2012, July 12, 2012, July 20, 2012, August 8, 2012, September 18, 2012 and September 25, 2012.

Nabi undertakes to provide without charge to each person to whom a copy of this supplement has been delivered, upon request, by first class mail or other equally prompt means, within one business day of receipt of the request, a copy of any or all of the documents incorporated by reference into this supplement or the proxy statement dated August 7, 2012 previously distributed to you, other than the exhibits to these documents, unless the exhibits are specifically incorporated by reference into the information that this supplement or the proxy statement incorporates.

Requests for copies of Nabi filings should be directed to Nabi Biopharmaceuticals at 12270 Wilkins Avenue, Rockville, Maryland 20852 or by telephone at 301-770-3099.

Document requests from Nabi should be made by October 15, 2012 in order to receive them before the reconvened special meeting.

Stockholders should not rely on information other than that contained or incorporated by reference in this supplement. Nabi has not authorized anyone to provide information that is different from that contained in this supplement. This supplement is dated September 25, 2012. No assumption should be made that the information contained in this supplement is accurate as of any date other than that date, and the mailing of this supplement will not create any implication to the contrary.

If you have questions about the reconvened special meeting, the Transaction or the Amendment after reading this supplement, or if you would like additional copies of this supplement, the proxy statement dated August 7, 2012 or the WHITE proxy card, you should contact Morrow & Co., LLC, Nabi’s proxy solicitation agent. The address of Morrow & Co., LLC is 470 West Avenue, Stamford, CT 06902. You can call Morrow & Co., LLC at (203) 658-9400 or toll-free at (800) 607-0088. You may also contact Nabi Biopharmaceuticals at 12270 Wilkins Avenue, Rockville, Maryland 20852 or by telephone at 301-770-3099.

Where Stockholders Can Find More Information About Biota

Biota is listed on the ASX and, as such, Biota is a disclosing entity for the purposes of the Corporations Act of 2001 (Cth) and is subject to regular reporting and disclosure obligations. As a company listed on the ASX, Biota is subject to the ASX Listing Rules which, subject to certain exceptions, require immediate disclosure to the market of any information of which Biota is aware which a reasonable person would expect to have a material impact on the price or value of its securities.

The Australian Securities and Investments Commission (ASIC) also maintains records of documents lodged with it by Biota, and these may be obtained from or inspected at any office of ASIC.

Information is also available on Biota’s website at www.biota.com.au. The information provided on Biota’s website is not part of this supplement and is not incorporated by reference.

ANNEX S-A

Second Amendment Deed to the Transaction Agreement

September 17, 2012

Biota Holdings Limited (ACN 006 479 081)

Unit 10, 585 Blackburn Road

Notting Hill, Victoria 3168 (Biota).

Nabi Biopharmaceuticals

12270 Wilkins Avenue

Rockville, Maryland 20852 (Nabi).

Strictly confidential

Merger Implementation Agreement

The parties to this deed refer to the Merger Implement Agreement between the parties dated 22 April 2012 as amended by the Merger Implementation Agreement Amendment dated 6 August 2012 (the MIA).

The parties have agreed to amend the terms of the MIA, with effect on and from the date of this deed, on the terms set out in this deed. Each party will responsible for their own costs incurred in connection with the changes to the proposed Merger as set out in this deed.

All capitalised terms in this deed have the meaning given to them in the MIA. A reference to $ is a reference to the lawful currency of Australia. A reference to US$ is a reference to the lawful currency of the United States.

1.	Amendments to clause 1.1 of the MIA

Clause 1.1 of the MIA is amended as follows:

(a)	the definition of “Scheme” is amended by inserting the words “or in such other form as may be agreed upon in writing by the parties from time to time, which other form may include a replacement scheme of arrangement for a scheme of arrangement previously the subject of a court order pursuant to section 411(1) of the Corporations Act” immediately after the words “date of this Agreement”;

(b)	the following new definition is inserted immediately above the definition of “ATO”:

“ASX Market Rules means the market rules of the ASX.”;

(c)	the following new definition is inserted immediately above the definition of “Business Day”:

“Biota VWAP Certificate means a certificate signed by two Biota Directors confirming that the Biota Board, in the exercise of its fiduciary or statutory duties, has determined to terminate this Agreement due to the Ten Day VWAP being higher than $0.86.”;

(d)	the definition of “End Date” is amended by deleting the words “31 October 2012” and replacing them with the words “30 November 2012”;

(e)	the following new definition is inserted immediately above the definition of “FTC”:

“First Meeting means the earlier of the Scheme Meeting and the Nabi Merger Approval Meeting.”;

(f)	the following new definition is inserted immediately above the definition of “Named Biota Employees”:

“Nabi VWAP Certificate means a certificate signed by two Nabi Directors confirming that the Nabi Board, in the exercise of its fiduciary or statutory duties, has determined to terminate this Agreement due to the Ten Day VWAP being lower than $0.62.”;

(g)	the definition of “Scheme Booklet” is deleted and replaced with the following definition:

“Scheme Booklet means the explanatory memorandum to be prepared in respect of the Scheme in accordance with the terms of this Agreement and to be despatched by Biota to Biota Shareholders, including the Independent’s Expert’s Report, any Investigating Accountant’s Report, the Scheme, the Nabi Deed Poll and the Notice of Meeting, as amended or supplemented from time to time.”;

(h)	the following new definition is inserted immediately above the definition of “Third Party”:

“Ten Day VWAP means the Ten Day VWAP determined in accordance with clause 4.2(d).”; and

(i)	the following new definition is inserted immediately above the definition of “Vested Biota Share Right”:

“US$ Ten Day VWAP means the Ten Day VWAP converted into US dollars using the historical daily exchange rate of the Australian dollar against the US dollar on each corresponding day of the Ten Day VWAP, as published by the Reserve Bank of Australia.”.

2.	Amendment to clause 4.2(a) of the MIA

(a)	Clause 4.2(a) of the MIA is deleted and replaced with the following:

“Subject to the Scheme becoming Effective and clauses 4.2(b), 4.2(c) and 4.3, Nabi agrees in favour of Biota that, in consideration for the transfer to Nabi of each Scheme Share under the Scheme, Nabi accepts such transfer, and provides to each Scheme Shareholder such number of New Nabi Shares for each Scheme Share held by them, determined in accordance with paragraph (i) below, provided however that if Nabi completes a reverse stock split prior to the Implementation Date, then the number of New Nabi Shares for each Scheme Share calculated in accordance with paragraph (i) below will be adjusted in accordance with paragraph (ii) below.

(i)	The number of New Nabi Shares to be issued by Nabi to each Scheme Shareholder for each Scheme Share held by them, is equal to:

NN x (1 – Cash Ratio)
NBD x Cash Ratio

where:

NN is the number of Nabi Shares outstanding as at 17 September 2012 (28,328,034) plus 1,187,335 (being one third of the number of Nabi stock options on issue as at 17 September 2012).

NBD is the number of Biota Shares outstanding as at 17 September 2012 calculated on a fully diluted basis, being 187,402,665 (comprising 182,763,561 Biota Shares and 4,639,104 Biota Share Rights which will vest on Court approval of the Scheme).

Cash Ratio is the exchange ratio determined in accordance with the following formula:

Cash Ratio =	US$ 27 million
US$ 27 million + BMC

where:

BMC is Biota’s market capitalisation calculated by multiplying the US$ Ten Day VWAP by NBN .

2

NBN is the number of Biota Shares outstanding as at 17 September 2012 on a non diluted basis, being 182,763,561.

(ii)	In the event that Nabi completes a reverse stock split prior to the Implementation Date, then the number of New Nabi Shares for each Scheme Share calculated in accordance with paragraph (i) above is adjusted in accordance with the following formula:

NNS x	NN – NSC
NN

where:

NNS is the number of New Nabi Shares calculated in accordance with paragraph (i) above.

NN is the number of Nabi Shares outstanding immediately prior to the reverse stock split.

NSC is the reduction in the number of Nabi Shares outstanding as a result of the reverse stock split.

It is noted that the purpose of this formula is to preserve the respective percentage of shares of Nabi’s issued stock to be held immediately after the Implementation Date by Scheme Shareholders (collectively) on one hand and Nabi Stockholders immediately prior to the Implementation Date (collectively) on the other hand (subject in each case to rounding), so that Nabi Stockholders interest in Nabi immediately after the Implementation Date reflects the Cash Ratio.”

(b)	The following new clause 4.2(d) is inserted into the MIA:

“The Ten Day VWAP is determined as follows:

(i)	the Ten Day VWAP means, subject to paragraphs (ii) and (iii) below, the volume weighted average sale price of Biota Shares on the ASX (excluding (1) a transaction classified under the ASX Market Rules as a “Special Crossing” (as defined in the ASX Market Rules) and (2) a “Crossing” (as defined in the ASX Market Rules) outside the “Open Session State” (as defined in the ASX Market Rules)) during the last ten Trading Days up to and including the Trading Day that is immediately prior to the First Meeting;

(ii)	if the Ten Day VWAP determined under paragraph (i) is greater than $0.86, the parties agree that the Ten Day VWAP will be taken to be $0.86; and

(iii)	if the Ten Day VWAP determined under paragraph (i) is less than $0.62, the parties agree that the Ten Day VWAP will be taken to be $0.62.”

3.	Amendment to clause 6.2(l)

Clause 6.2(l) of the MIA is deleting and replaced with the following:

“(Nabi Deed Poll)

(i)	prior to the First Court Date, execute the Nabi Deed Poll; and

(ii)	in the event that the parties agree in writing to amend the Scheme after Nabi has executed the Nabi Deed Poll, execute a further deed poll in favour of the Scheme Shareholders giving effect to that amendment;”

4.	Amendment to clause 12.2(d)

Clause 12.2(d) of the MIA is amended by deleting that clause and inserting the following new clause 12.2(d):

“For the avoidance of doubt, the Biota Break fee will not be payable merely by reason that (1) the Scheme is not approved by Biota Shareholders at the Scheme Meeting or (2) that Biota has terminated this Agreement in accordance with clause 13.3(c) of this Agreement.”

3

5.	Amendment to clause 12.3(d)

Clause 12.3(d) of the MIA is amended by deleting that clause and inserting the following new clause 12.3(d):

“For the avoidance of doubt, the Nabi Break fee will not be payable merely by reason that (1) the Nabi Merger Proposals are not approved by Nabi Stockholders at the Nabi Merger Approval Meeting or (2) that Nabi has terminated this Agreement in accordance with clause 13.2(b) of this Agreement.”

6.	Amendments to clause 13.2

Clause 13.2 of the MIA is amended by deleting that clause and inserting the following new clause 13.2:

“Termination by Nabi

Nabi may terminate this Agreement:

(a)	at any time before 8am on the Second Court Date by notice in writing to Biota if the Biota Board publicly changes (including by attaching qualifications to) or withdraws its statement that it considers the Scheme to be in the best interests of Biota Shareholders or its recommendation that Biota Shareholders approve the Scheme, in either case in accordance with clause 8.1(b), or publicly recommends, promotes or otherwise endorses a Superior Proposal; or

(b)	at any time prior to the First Meeting, if the 10 Day VWAP is less than $0.62 and Nabi provides Biota with a Nabi VWAP Certificate.”

7.	Amendments to clause 13.3

Clause 13.3 of the MIA is amended by deleting that clause and inserting the following new clause 13.3:

“Termination by Biota

Biota may terminate this Agreement:

(a)	at any time before 8am on the Second Court Date by notice in writing to Nabi if the Nabi Board publicly changes (including by attaching qualifications to) or withdraws its statement that its considers the Merger to be in the best interests of Nabi Stockholders or its recommendation that Nabi Stockholders approve the Nabi Merger Resolutions, in either case in accordance with clause 8.2(a), or publicly recommends, promotes or otherwise endorses a Superior Proposal;

(b)	if Nabi does not comply with its obligations under clause 6.2(o); or

(c)	at any time prior to the First Meeting, if the 10 Day VWAP is greater than $0.86 and Biota provides Nabi with a Biota VWAP Certificate.”

8.	References to US $54 million in the MIA

All references in the MIA to “US$54 million” are deleted and replaced with the words “US$27 million”.

Biota and Nabi agree that this letter constitutes a deed and may be executed in any number of counterparts. All counterparts together will be taken to constitute one instrument.

Clause 15.11 (Governing law and jurisdiction) of the MIA applies to this letter.

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EXECUTED AND DELIVERED AS A DEED

Executed as a deed in accordance with section 127 of the Corporations Act 2001 by Biota Holdings Limited:

/s/ Peter Cook	/s/ Damian Lismore
Director Signature	Secretary Signature

Peter Cook	Damian Lismore
Print Name	Print Name

Executed as a deed by Nabi Biopharmaceuticals

By:	/s/ Raafat E. F. Fahim

Name:	Raafat E. F. Fahim

Title:	President and Chief Executive Officer

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